UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Under Rule 14a-12

CLARUS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒No fee required.

☐Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CLARUS CORPORATION

2084 East 3900 South
Salt Lake City, UT 84124

April 29, 2024

To Our Stockholders:

On behalf of the Board of Directors of Clarus Corporation, I cordially invite you to participate in the Annual Meeting of Stockholders to be held on May 30, 2024, at 10:00 a.m., Eastern Time. The annual meeting will be a virtual meeting of stockholders, which will be conducted in a virtual-only meeting format via live webcast. Information on how to participate in this year’s annual meeting can be found on page 44. Stockholders will NOT be able to attend the Annual Meeting in-person.

The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.

The Proxy Statement and form of proxy card, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at www.claruscorp.com.

REGARDLESS OF WHETHER YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING VIRTUALLY, I URGE YOU TO VOTE BY RETURNING YOUR COMPLETED PROXY CARD OR VOTING VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR COMPLETED PROXY CARD OR VOTING VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO PARTICIPATE IN THE ANNUAL MEETING VIRTUALLY.

Cordially,

CLARUS CORPORATION

Warren B. Kanders
Executive Chairman

CLARUS CORPORATION

Notice of Annual Meeting of Stockholders
to be Held on May 30, 2024

To Our Stockholders:

You are cordially invited to participate in the Annual Meeting of Stockholders, and any adjournments or postponements thereof (the “Meeting”), of Clarus Corporation (the “Company” or “Clarus”), which will be held on May 30, 2024, at 10:00 a.m., Eastern Time, in a virtual-only meeting format via live webcast, for the following purposes:

1.	To elect the six nominees named in the accompanying Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (Proposal 2); and
3.	To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

Stockholders of record at the close of business on April 19, 2024, are entitled to notice of and to vote at the Meeting.

Our Board of Directors determined to convene and conduct the Meeting, in a virtual-only meeting format via live webcast at https://web.lumiconnect.com/222914121. The virtual format for our Meeting utilizes technology that will provide our stockholders with the same rights and opportunities to participate in the virtual meeting as they would at an in-person meeting. While you will not be able to attend the Meeting in-person at a physical location, as a stockholder of the Company, you will be able to attend the Meeting online, vote your shares electronically and submit questions during the Meeting. Information on how to participate in this year’s virtual-only meeting can be found on page 44.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 30, 2024: This Proxy Statement and form of proxy card, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at www.claruscorp.com.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE OR VOTE VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD, TO ENSURE THAT YOUR VOTE IS COUNTED.

By Order of the Board of Directors

Michael J. Yates
Secretary
April 29, 2024

CLARUS CORPORATION

2084 East 3900 South

Salt Lake City, UT 84124

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

MAY 30, 2024

INTRODUCTION

Proxy Solicitation and General Information

This Proxy Statement and the enclosed form of proxy card (the “Proxy Card”) are being furnished to the holders of common stock, par value $0.0001 per share, of Clarus Corporation, a Delaware corporation (which is sometimes referred to in this Proxy Statement as “Clarus,” the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on May 30, 2024, at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof (the “Meeting”). The Meeting will be a virtual-only meeting of stockholders, which will be conducted via live webcast. Information on how to participate in this year’s Meeting can be found on page 44. This Proxy Statement and the Proxy Card are first being sent to stockholders on or about April 29, 2024.

At the Meeting, our stockholders will be asked:

1.To elect the six nominees named in this Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);
2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (Proposal 2); and
3.To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

The Board of Directors has fixed the close of business on April 19, 2024, as the record date for the determination of stockholders entitled to notice of and to vote for the matters presented at the Meeting. Each such stockholder will be entitled to one vote for each share of common stock held on all matters to come before the Meeting and may vote by (a) visiting the Internet site listed on the Proxy Card, or (b) submitting your Proxy Card by mail by using the provided self-addressed, stamped envelope. Voting via the Internet or submitting a Proxy Card will not prevent you from voting virtually at the Meeting, but it will help to secure a quorum and avoid added solicitation costs.

Proxies and Voting

Whether or not you expect to participate in the virtual-only Meeting, the Board of Directors urges stockholders to submit a proxy to vote your shares in advance of the meeting by: (a) visiting https://web.lumiconnect.com/222914121 and following the on-screen instructions (have your proxy card when you access the webpage); or (b) submitting your Proxy Card by mail by using the previously provided self- addressed, stamped envelope. Submitting a proxy to vote your shares will not prevent you from revoking a previously submitted proxy or changing your vote as described below.

Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1); and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2).

Voting

Most beneficial owners whose stock is held in street name do not receive a Proxy Card. Instead, they receive voting instruction forms or proxy ballots from their bank, broker or other agent. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.

Our Board of Directors has selected each of Warren B. Kanders and Nicholas Sokolow to serve as “Proxyholders” for the Meeting.

Revocation of Proxy

A stockholder who so desires may change or revoke its previously submitted vote at any time before the Meeting by: (i) delivering written notice to us at Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124, c/o Michael J. Yates, Chief Financial Officer, Secretary and Treasurer; (ii) duly executing and delivering a Proxy Card bearing a later date; or (iii) by voting again by Internet voting options described in this Proxy Statement and the Proxy Card. If your shares are held in “street name” through a bank, broker or other nominee, any changes need to be made through them. Your last vote will be the vote that is counted. Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. Participation in the virtual-only Meeting will not in and of itself constitute a revocation of a proxy.

Voting on Other Matters

The Board of Directors knows of no other matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy Card, or their substitutes, will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

Only stockholders as of the close of business on April 19, 2024 (the “Record Date”) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 38,298,162 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote. See “Beneficial Ownership of Company Common Stock by Directors, Officers and Principal Stockholders” for information regarding the beneficial ownership of our common stock by our current directors, our current executive officers and our current stockholders known to us to beneficially own five percent (5%) or more of our common stock.

Quorum; Required Votes

The presence, virtually or by duly authorized proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for this Meeting.

Abstentions and “broker non-votes” are counted as present for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee such as a bank, broker or other agent holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Under the rules of various national and regional securities exchanges, nominees have such discretion to vote absent instructions with respect to certain “routine” matters, such as Proposal 2, the ratification of independent auditors, but not with respect to matters that are considered “non-routine,” such as Proposal 1, the election of directors. Accordingly, without voting instructions from you, your broker will not be able to vote your shares on Proposal 1, which is a non-routine matter.

Each share of Clarus common stock entitles the holder to one vote on each matter presented for stockholder action. The affirmative vote of a plurality of the votes cast virtually at the Meeting or represented by proxy at the Meeting is necessary for the election of the six nominees named in this Proxy Statement (Proposal 1). The affirmative vote of a majority of the shares of common stock present virtually at the Meeting or represented by proxy at the Meeting is necessary for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (Proposal 2).

Since the affirmative vote of a plurality of votes cast virtually at the Meeting or represented by proxy at the Meeting is required for Proposal 1, abstentions and “broker non-votes” will have no effect on the outcome of such election. Since the affirmative vote of a majority of the shares of common stock present virtually at the Meeting or represented by proxy at the Meeting is necessary for the approval of Proposal 2, abstentions will have the same effect as a negative vote, but “broker non-votes” will have no effect on the outcome of the voting for Proposal 2.

An inspector of elections appointed by us will tabulate votes at the Meeting.

Proxy Solicitation; Expenses

Clarus will bear the costs of the solicitation of proxies for the Meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, telegram, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.

List of Stockholders

In accordance with the Delaware General Corporation Law (the “DGCL”), a list of stockholders entitled to vote at the Meeting will be available for ten days prior to the Meeting, for any purpose germane to the Meeting, between the hours of 10:00 a.m. and 5:00 p.m., local time, at our offices at 2084 East 3900 South, Salt Lake City, UT 84124.

Voting Confidentiality

Proxy Cards, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.

Appraisal Rights

Stockholders will have no rights of appraisal under the DGCL in connection with the proposals to be considered at the Meeting.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT VIRTUALLY AT THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTE VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. YOUR PARTICIPATION IN THE VIRTUAL-ONLY MEETING WILL NOT IN AND OF ITSELF CONSTITUTE A REVOCATION OF YOUR PRIOR VOTE.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY
DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 19, 2024, certain information regarding the beneficial ownership of the common stock outstanding by (i) each person known to us to own or control five percent (5%) or more of our common stock, (ii) each of our current directors and nominees, (iii) each of our current “Named Executive Officers” (as defined in Item 402(a)(3) of Regulation S-K) set forth in the summary compensation table on page 25 and (iv) our current Named Executive Officers and directors and nominees as a group. Unless otherwise indicated, each person named in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (“SEC”), which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on approximately 38,298,162 shares of common stock issued and outstanding as of April 19, 2024.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 19, 2024, shares of common stock subject to warrants and shares of restricted stock that vest within 60 days of April 19, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

	Common Stock		Percentage (%) of
Name	Beneficially Owned(1)		Common Stock(2)
Five Percent Holders:
Greenhouse Funds LLLP	4,538,107	(3)	11.8
Brown Advisory Incorporated	4,314,482	(4)	11.3
FMR LLC	2,870,793	(5)	7.5
Cropley Nominees Pty Ltd	2,315,121	(6)	6.0

Directors and Named Executive Officers:
Warren B. Kanders	6,525,420	(7)	16.6
Nicholas Sokolow	803,485	(8)	2.1
Donald L. House	441,489	(9)	1.1
Michael A. Henning	240,000	(10)	*
Susan Ottmann	65,000	(11)	*
Roger Werner	20,000	(12)	*
Michael J. Yates	20,000	(13)	*
All current directors, nominees and named executive officers as a group (7 persons)	8,115,394	(14)	20.4
*	Denotes less than one percent.
(1)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares within 60 days of April 19, 2024, (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security.
(2)	Applicable percentage of beneficial ownership is based on 38,298,162 shares of our common stock outstanding as of April 19, 2024.
(3)	Based solely on a Schedule 13G filed with the SEC on February 14, 2024, by Greenhouse Funds LLLP on its own behalf and on behalf of Greenhouse GP LLC, Greenhouse Fund GP LLC, Greenhouse Master Fund LP and Joseph Milano (collectively, the “Greenhouse Parties”). Such filing discloses that, as of December 31, 2023, (i) Greenhouse Funds LLLP has shared voting power over 3,911,970 of shares of common stock and shared dispositive power over 4,538,107 shares of common stock; (ii) Greenhouse GP LLC has shared voting power over 3,911,970 of shares of common stock and shared dispositive power over 4,538,107 shares of common stock; (iii) Greenhouse Fund GP LLC has shared voting power and shared dispositive power over 3,097,407 shares of common stock; (iv) Greenhouse Master Fund LP has shared voting power and shared dispositive power over 1,730,797 shares of common stock; and (v) Joseph Milano has shared voting power over 3,911,970 of shares of common stock and shared dispositive power over 4,538,107 shares of common stock. The address for Greenhouse Funds LLLP, Greenhouse GP LLC, Greenhouse Fund GP LLC and Joseph Milano 605 S. Eden St., Suite 250, Baltimore, MD 21231. The address for Greenhouse Master Fund LP is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(4)	Based solely on a Schedule 13G filed with the SEC on February 9, 2024, by Brown Advisory Incorporated on its own behalf and on behalf of Brown Advisory LLC and Brown Investment Advisory & Trust Company (collectively, the “Brown Parties”). Such filing discloses that, as of December 31, 2023, (i) Brown Advisory Incorporated has sole voting power over 3,734,702 shares of common stock and shared dispositive power over 4,314,482 shares of common stock; (ii) Brown Advisory LLC has sole voting power over 3,711,711 shares of common stock and shared dispositive power over 4,291,491 shares of common stock; and (iii) Brown Investment Advisory & Trust Company has sole voting power and shared dispositive power over 22,991 shares of common stock. The address for the Brown Parties is 901 S Bond Street, Suite 400, Baltimore, Maryland 21231.
(5)	Based solely on a Schedule 13G filed with the SEC on February 8, 2024, by FMR LLC on its own behalf and on behalf of Abigail P. Johnson (collectively, the “FMR Parties”). Such filing discloses that, as of December 31, 2023: (i) FMR LLC has sole voting power over 2,870,671 of shares of common stock and sole dispositive power over 2,870,793 shares of common stock; and (ii) Abigail P. Johnson has sole dispositive power over 2,870,793 shares of common stock. The address for the FMR Parties is 245 Summer Street, Boston, Massachusetts 02210.
(6)	Based on a Schedule 13G filed with the SEC on July 12, 2021, by Cropley Nominees Pty Ltd, Cropley Family Trust and Richard Oswald Cropley (collectively, the “Cropley Parties”) and information provided by the Cropley Parties to the Company. Such filing discloses that, since July 12, 2021, the Cropley Parties had shared voting and dispositive power with respect to 2,315,121 shares of common stock. Richard Oswald Cropley, the sole director of Cropley Nominees Pty Ltd, holds the voting and dispositive power with respect to the shares of common stock held by Cropley Nominees Pty Ltd, in its capacity as trustee of the Cropley Family Trust. The address for the Cropley Parties is 1 Government Road, Mosman, NSW 2088, Australia.
(7)	Includes (i) Mr. Kanders’ options to purchase 905,997 shares of common stock that are presently exercisable or exercisable within 60 days of April 19, 2024; (ii) 1,528,465 shares of common stock held by Kanders GMP Holdings, LLC, that Mr. Kanders may be deemed to beneficially own as its majority member and a trustee of the manager; (iii) 1,935 shares of common stock that Mr. Kanders may be deemed to beneficially own as UTMA custodian for his children; (iv) 125,221 shares of common stock held by Mr. Kanders’ spouse in a UTA Trust Account of which Mr. Kanders is the sole trustee; (v) 17,832 shares of common stock that Mr. Kanders may be deemed to beneficially own as joint tenancy with rights of survivorship; and (vi) 100,444 shares of common stock that are beneficially owned by Mr. Kanders’ spouse. Of the 6,525,420 shares of common stock included in Mr. Kanders’ beneficial ownership, 4,840,971 shares are pledged as security for loans from financial institutions. Excludes (i) options to purchase 500,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 19, 2024; (ii) a stock award of 500,000 shares of restricted common stock granted to Mr. Kanders on May 28, 2021 under the

Company’s 2015 Stock Incentive Plan all of which shall vest if on or before May 28, 2024, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $35.00 per share for twenty consecutive trading days; (iii) a stock award of 500,000 shares of restricted common stock granted to Mr. Kanders on March 4, 2022 under the Company’s 2015 Stock Incentive Plan all of which shall vest if on or before March 4, 2032, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $50.00 per share for twenty consecutive trading days; and (iv) a stock award of 500,000 shares of restricted common stock granted to Mr. Kanders on March 14, 2023 under the Company’s 2015 Stock Incentive Plan of which (A) 250,000 shares shall vest if on or before March 14, 2033, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $15.00 per share for twenty consecutive trading days; and (B) 250,000 shares shall vest if on or before March 14, 2033, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $18.00 per share for twenty consecutive trading days. The business address for Kanders GMP Holdings, LLC is 250 Royal Palm Way, Suite 201, Palm Beach, FL 33480.
(8)	Includes (i) Mr. Sokolow’s options to purchase 197,500 shares of common stock that are presently exercisable or exercisable within 60 days of April 19, 2024; (ii) 58,000 shares of common stock held by Korsak Holdings, LLC, that Mr. Sokolow may be deemed to share beneficial ownership as its secretary and treasurer; (iii) 394,244 shares of common stock held by ST Investors Fund, LLC, that Mr. Sokolow may be deemed to share beneficial ownership as its secretary and treasurer; and (iv) 83,293 shares of common stock held by Madetys Investments, LLC, that Mr. Sokolow may be deemed to beneficially own as its general manager. Excludes options to purchase 40,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 19, 2024. The business address for each of ST Investors, LLC, Korsak Holdings, LLC and Madetys Investments LLC is 6020 Shore Boulevard South, Suite 801, Gulfport, FL 33707. Mr. Sokolow disclaims beneficial ownership of the shares of common stock owned by each of ST Investors, LLC, Korsak Holdings, LLC and Madetys Investments LLC, except to the extent of his pecuniary interest in such shares of common stock.
(9)	Includes Mr. House’s options to purchase 280,000 shares of common stock that are presently exercisable or exercisable within 60 days of April 14, 2023. Excludes options to purchase 40,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 19, 2024.
(10)	Includes Mr. Henning’s options to purchase 85,000 shares of common stock that are presently exercisable or exercisable within 60 days of April 14, 2023. Excludes options to purchase 40,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 19, 2024.
(11)	Includes Ms. Ottmann’s options to purchase 65,000 shares of common stock that are presently exercisable or exercisable within 60 days of April 14, 2023. Excludes options to purchase 40,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 19, 2024.
(12)	Includes Mr. Werner’s options to purchase 20,000 shares of common stock that are presently exercisable or exercisable within 60 days of April 14, 2023. Excludes options to purchase 40,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 19, 2024.
(13)	Includes Mr. Yates’s options to purchase 20,000 shares of common stock that are presently exercisable or exercisable within 60 days of April 14, 2023. Excludes Mr. Yate’s (i) options to purchase 128,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 14, 2023; and (ii) a stock award of 50,000 shares of restricted common stock granted to Mr. Yates on March 11, 2024 under the Company’s 2015 Stock Incentive of which 25,000 shares will vest and become non-forfeitable on each of March 11, 2025 and March 11, 2026, respectively.
(14)	Includes options to purchase 1,573,497 shares of common stock that are presently exercisable or exercisable within 60 days of April 14, 2023. Excludes (i) options to purchase 828,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 14, 2023; and (ii) 1,550,000 shares of restricted common stock that are not presently vested and will not vest within 60 days of April 14, 2023.

We are not aware of any material proceedings to which any of our directors, nominees for director, executive officers, affiliates of the foregoing persons or any security holder, including any owner of record or beneficially of more than five percent (5%) of any class of our voting securities, is a party adverse to us or has a material interest adverse to us.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors will consist of not less than three, nor more than seven members, with such number to be fixed by the Board of Directors. The current number of directors has been fixed at six by the Board of Directors. Our Nominating/Corporate Governance Committee and our Board of Directors have selected the six nominees for directors that are listed in this Proxy Statement for election at the Meeting.

Our directors are elected annually at the Annual Meeting of Stockholders. Their respective terms of office will continue until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified in accordance with our Bylaws. There are no family relationships among any of our directors, nominees for director or executive officers.

Except as otherwise specified or in the case of broker non-votes, each Proxy Card received will be voted for the election of the six nominees for director named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each of the nominees named below has been nominated by the Nominating/Corporate Governance Committee of the Board of Directors and has consented to be named a nominee in this Proxy Statement and to serve as a director, if elected. Should any nominee become unable or unwilling to accept a nomination for election, the persons named in the enclosed Proxy Card will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with our Bylaws.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating/Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the nominee’s individual biographies set forth below, which contains information regarding the person’s service as a director, business experience and director positions held currently or at any time during the last five years.

The age and principal occupation of each person nominated as a director is set forth below:

Warren B. Kanders, 66, our Executive Chairman, has served as one of our directors since June 2002 and as Executive Chairman of our Board of Directors since December 2002. Since 1990, Mr. Kanders has served as the President of Kanders & Company, Inc., a private investment firm principally owned and controlled by Mr. Kanders, which makes investments in and provides consulting services to public and private entities. Since April 2012, Mr. Kanders has served as the Chief Executive Officer and Chairman of the Board of Directors of Cadre Holdings, Inc., a company listed on the New York Stock Exchange since the closing of its initial public offering in November 2021, and a global leader in the manufacture and distribution of safety equipment for professionals. From January 1996 until its sale to BAE Systems plc (“BAE Systems”) on July 31, 2007, Mr. Kanders served as the Chairman of the Board of Directors, and from April 2003 as the Chief Executive Officer, of Armor Holdings, Inc. (“Armor Holdings”), formerly a New York Stock Exchange-listed company and a manufacturer and supplier of military vehicles, armored vehicles, and safety and survivability products and systems to the aerospace and defense, public safety, homeland security, and commercial markets. Mr. Kanders received an A.B. degree in Economics from Brown University. Based upon Mr. Kanders’ role as Executive Chairman of the Company, service as a chairman and a director of a wide range of other public companies, financial background and education, as well as his extensive investment, capital raising, acquisition and operating expertise, the Company believes that Mr. Kanders has the requisite set of skills to serve as a Board member of the Company.

Donald L. House, 82, has served as one of our directors since January 1993. Mr. House served as Chairman of our Board of Directors from January 1994 until December 1997 and as our President from January 1993 until December 1993. Mr. House is currently a private investor, and in the past, he has served on a number of Boards of Directors of public and private companies, including a position as a member of the Board of Directors of Carreker Corporation from May 1998 until March 2007, and as Chairman of Version One, Inc. from January 2003 until August 2017. Mr. House graduated with B.S. and M.S. degrees from the Georgia Institute of Technology. Based upon Mr. House’s role as the Chairman of the Compensation Committee of the Company’s Board of Directors, prior experience as a chairman and an executive officer of companies in a variety of industries, financial expertise and extensive experience serving as a member of the boards of directors and committees of other public companies, the Company believes that Mr. House has the requisite set of skills to serve as a Board or Board committee member of the Company.

Nicholas Sokolow, 74, has served as one of our directors since June 2002, and has been designated as the “lead independent director” of the Company’s Board of Directors since June 2016. Since April 2012, Mr. Sokolow has served as a member of the Board of Directors of Cadre Holdings, Inc., a company listed on the New York Stock Exchange since the closing of its initial public offering in November 2021, and a global leader in the manufacture and distribution of safety equipment for professionals. From January 1996 until its sale to BAE Systems on July 31, 2007, Mr. Sokolow served as a member of the Board of Directors of Armor Holdings. Mr. Sokolow served as a member of the Board of Directors of Stamford Industrial Group, Inc. from October 2006 until September 2009. From 2007 until December 31, 2014, Mr. Sokolow practiced law at the firm of Lebow & Sokolow LLP. From 1994 to 2007, Mr. Sokolow was a partner at the law firm of Sokolow, Carreras & Partners. From June 1973 until October 1994, Mr. Sokolow was an associate and partner at the law firm of Coudert Brothers. Mr. Sokolow graduated with Economics and Finance degrees from the Institut D’Etudes Politiques, a Law degree from the Faculte de Droit and a Masters of Comparative Law degree from the University of Michigan. Mr. Sokolow is also an honorary member of the French Bar. Based upon Mr. Sokolow’s role as the Chairman of the Nominating/Corporate Governance Committee of the Company’s Board of Directors, education, legal background involving mergers and acquisitions, corporate governance expertise and extensive experience serving as a member of the boards of directors and committees of other public companies, the Company believes that Mr. Sokolow has the requisite set of skills to serve as a Board or Board committee member of the Company.

Michael A. Henning, 83, has served as one of our directors since May 2010. Mr. Henning served as a director and the Chairman of the Audit Committee of the Board of Directors of Highlands Acquisition Corp. from May 2007 until September 2009. From 2000 to May 2015, Mr. Henning had served as the Chairman of the Audit Committee and member of the Compensation Committee and had previously served as the Vice Chairman of the Finance Committee, of the Board of Directors of CTS Corporation, a NYSE-listed company that provides electronic components to auto, wireless and PC businesses. From December 2002 to May 2017, Mr. Henning served on the Board of Directors of Omnicom Group Inc., a NYSE-listed global communications company, where he also served on the Audit Committee and the Compensation Committee. From 2007 to May 2017, Mr. Henning served on the Board of Directors of Landstar System, Inc., a NASDAQ-listed transportation and logistics services company, and served on committees such as the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Henning retired as Deputy Chairman from Ernst & Young in 2000 after forty years with the firm. Mr. Henning was the inaugural Chief Executive Officer of Ernst & Young International, serving from 1993 to 1999. From 1991 to 1993, he served as Vice Chairman of Tax Services at Ernst & Young. Mr. Henning was also the Managing Partner of the firm’s New York office, from 1985 to 1991, and the Partner in charge of International Tax Services, from 1978 to 1985. From 1994 to 2000, Mr. Henning served as a Co-Chairman of the Foreign Investment Advisory Board of Russia, where he co-chaired a panel of 25 chief executive officers from the G-7 countries who advised the Russian government in adopting international accounting and tax standards. Mr. Henning graduated with a B.B.A. degree from St. Francis College and received a Certificate from the Harvard University Advanced Management Program. Mr. Henning is a Certified Public Accountant. Based upon Mr. Henning’s role as the Chairman of the Audit Committee of the Company’s Board of Directors, his accounting and financial expertise and extensive experience serving as a member of the boards of directors and committees of other public companies, the Company believes that Mr. Henning has the requisite set of skills to serve as a Board or Board committee member of the Company.

Susan Ottmann, 58, has served as one of our directors since June 2021. Ms. Ottmann has more than 25 years of industrial engineering experience in multiple engineering, marketing, manufacturing and leadership roles for a number of multinational companies. Since August 2018, Ms. Ottmann has served as the graduate program director for Engineering Professional Development in the College of Engineering at the University of Wisconsin-Madison where she also teaches courses in technical leadership and technical project management for both credit and professional development programs. From October 2015 to August 2018, Ms. Ottmann was the business and program director in the College of Engineering at the University of Wisconsin-Madison where she managed the manufacturing systems online master’s program, led technical leadership short course programs and managed the Engineering Professional Development department’s human resource and finance staff as well as business process teams. From September 2013 to July 2015, Ms. Ottmann was the general manager for Thermo Fisher Scientific’s global analytical instrument business where she managed a team of 770 associates with operations in the US, UK, Germany and China, as well as sales teams worldwide. From April 2006 to September 2013, Ms. Ottmann served in various roles at Danaher Corporation, including serving as President and Vice President in certain of its global business units. Ms. Ottmann received B.S. degrees in Mechanical Engineering and Engineering & Public Policy from Carnegie Mellon as well as an M.S. degree in Management from North Carolina State University. Based upon Ms. Ottmann’s diverse global business, educational and leadership experience in a variety of engineering, commercial, financial, product development, marketing, and manufacturing roles, the Company believes that Ms. Ottmann has the requisite set of skills to serve as a Board or Board committee member of the Company.

Roger Werner, 74, has served as one of our directors since March 2024. Mr. Werner has extensive marketing experience in the automotive industry as well as in the television programming industry having designed, built and managed some of television’s most successful sports networks. From April 2015 until September 2023, Mr. Werner served as an advisor and a director at The MotorTrend Group, a producer of digital automotive related content and a Discovery Communications company. From October 2006 until May 2013, Mr. Werner served as a member of the board of directors of Outdoor Channel Holdings, Inc, a NASDAQ listed entertainment and media company, and served as its President as well as Chief Executive Officer from February 2007 until January 2012. Mr. Werner also served as the Co-Chairman of the board of directors of Outdoor Channel Holdings, Inc, from February 2012 until May 2013. From January 1995 until October 2001, he served as the founder, President and CEO of Speedvision (now Fox Sports 1) and Outdoor Life Network (now NBC Sports). From November 1990 to August 1994, Mr. Werner served as President and CEO of Daniels Programming Ventures, LLC, where he managed Daniels’ interest in Prime Ticket Network (now Fox Sports West), and Prime Sports Network Group (now Fox Sports Net), a joint venture with Liberty Media, along with a number of other sports media properties. From March 1982 to August 1988 he was the Chief Operating Officer of ESPN, and from August 1988 to November 1990 he was its President and Chief Executive Officer. Prior to working at ESPN, he served as a management consultant for McKinsey and Company from October 1979 to March 1982. Mr. Werner received a B.A from Trinity College and holds an M.B.A. from the University of Virginia’s Darden School where he served two terms as a trustee. Mr. Werner also serves as Chairman of ACCUS (the Automobile Competition Committee of the United States) America’s representative to the FIA (International Automobile Federation) and the American Motorsport industry’s trade association. Based upon Mr. Werner’s extensive marketing expertise in the automotive industry as well as in the television programming industry and extensive experience serving as a member of the boards of directors of other public companies, the Company believes that Mr. Werner has the requisite set of skills to serve as a Board or Board committee member of the Company.

The affirmative vote of a plurality of the votes cast virtually at the Meeting or represented by proxy at the Meeting is necessary for the election as directors of the six nominees named in this Proxy Statement (assuming a quorum of a majority of the outstanding shares of common stock is present).

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF
THE ABOVE-NAMED DIRECTOR NOMINEES.

GOVERNANCE OF THE COMPANY

Corporate Governance

Our Board of Directors is committed to sound and effective corporate governance practices. The Company’s management and our Board of Directors reviewed our corporate governance practices in light of the Sarbanes-Oxley Act of 2002 as well as the rules of the SEC and the NASDAQ Global Select Market (“NASDAQ”). Based on that review, the Board of Directors maintains codes of ethics and conduct, corporate governance guidelines, committee charters, complaint procedures for accounting and auditing matters, an Audit Committee pre-approval policy, an insider trading policy and a compensation recovery policy. The Company is listed on the NASDAQ, and therefore, it has modeled its corporate governance practices after the listing requirements of NASDAQ.

Corporate Governance Guidelines and Documents

The Code of Ethics for Senior Executive Officers and Senior Financial Officers, the Code of Business Conduct and Ethics, Complaint Procedures for Accounting and Auditing Matters, the Corporate Governance Guidelines, and the Charters of our Audit, Compensation and Nominating/Corporate Governance Committees were adopted by Clarus for the purpose of promoting honest and ethical conduct, promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Clarus, and promoting compliance with all applicable rules and regulations that apply to Clarus and its officers and directors. These policies are available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.” In addition, you may request a copy of any such materials, without charge, by submitting a written request to: Clarus Corporation, Attention: Secretary, 2084 East 3900 South, Salt Lake City, UT 84124.

Board of Directors

Our Board of Directors is currently comprised of the following six members: Warren B. Kanders, Michael A. Henning, Donald L. House, Susan Ottmann, Nicholas Sokolow and Roger Werner. On January 8, 2024, James E. Walker III notified the Board of Directors of his resignation as a director of the Company, effective as of January 8, 2024.

During fiscal 2023, the Board of Directors held nine meetings, and acted by unanimous written consent in lieu of a meeting eight times. During fiscal 2023, all of the directors attended 75% or more of the aggregate number of meetings of (i) the full Board of Directors held during the period in which he or she was a director in fiscal year 2023, and (ii) the committees of the Board of Directors of which he or she was a member. The Company does not have a formal policy as to Board of Directors attendance at our Annual Meetings of Stockholders. All of the members of our Board of Directors who served as directors during fiscal 2023 attended last year’s virtual Annual Meeting of Stockholders, which was held on June 1, 2023.

Board Leadership Structure

Our Executive Chairman is also the principle executive officer of the Company. However, the Company believes that board independence is an important aspect of corporate governance, and the remaining five members of the Board of Directors are therefore independent directors. In addition, our independent directors hold periodically scheduled meetings, at which only independent directors are present. The Board of Directors believes that this leadership structure is appropriate for our Company, given the size and scope of our business, the experience and active involvement of our Executive Chairman and independent directors and our corporate governance practices, which include regular communication with and interaction between and among the Chief Financial Officer, the Executive Chairman and the independent directors. Mr. Sokolow is designated as the “lead independent director” of the Company’s Board of Directors.

Board Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, provides risk oversight. In its risk oversight role, the Board of Directors must satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed, including assessing major risk factors relating to the Company and its performance, and reviewing measures to address and mitigate risks. While the full Board of Directors is charged with overseeing risk management, various committees of the Board of Directors and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal and operational risks, and receives regular reports from the management team regarding comprehensive organizational risk as well as particular areas of concern.

Director Independence

The Board of Directors has evaluated each of its directors’ independence from Clarus based on the definition of “independence” established by NASDAQ and has determined that Ms. Ottmann and each of Messrs. Henning, House, Sokolow and Werner are independent directors, constituting a majority of the Board of Directors. The Board of Directors has also determined that each of the members of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In its review of each director’s or nominee’s independence from the Company, the Board of Directors reviewed whether any transactions or relationships currently exist or existed during the past year between each director or nominee and the Company and its subsidiaries, affiliates, equity investors or independent registered public accounting firm. The Board of Directors also examined whether there were any transactions or relationships between each director or nominee and members of the senior management of the Company or their affiliates.

During fiscal 2023, the independent members of the Board held six meetings and engaged in numerous informal discussions.

Stockholder Communications

Stockholders may send communications to our Board of Directors or any committee thereof by writing to the Board of Directors or any committee thereof at Clarus Corporation, Attention: Secretary, 2084 East 3900 South, Salt Lake City, UT 84124. The Secretary will distribute all stockholder communications to the intended recipients and/or distribute to the entire Board of Directors, as appropriate.

In addition, stockholders may also contact the non-management directors as a group or any individual director by writing to the non-management directors or the individual director, as applicable, at Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124.

Complaint Procedures

Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee as follows: Clarus Corporation, Attention: Chairman of the Audit Committee, 2084 East 3900 South, Salt Lake City, UT 84124. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.”

Audit Committee

The Audit Committee is responsible for the oversight and evaluation of (i) the qualifications, independence and performance of our independent registered public accounting firm (“independent auditors”); (ii) the performance of our internal audit function; and (iii) the quality and integrity of our financial statements and the effectiveness of our internal control over financial reporting. In addition, the Audit Committee recommends to the Board of Directors the appointment of independent auditors and analyzes the reports and recommendations of such auditors. The Audit Committee also assesses major risk factors relating to the Company and its performance, and reviews measures to address and mitigate financial, legal and operational risks. The committee also prepares the Audit Committee report required by the rules of the U.S. Securities and Exchange Commission (the “SEC”), which is included in this Proxy Statement on page 16.

Our Audit Committee is currently comprised of Messrs. Henning, House, and Sokolow, with Mr. Henning serving as the Chairman. All of the members of our Audit Committee were determined by the Board of Directors to be independent of Clarus based on NASDAQ’s definition of “independence” and are able to read and understand the Company’s fundamental financial statements. The Board of Directors has determined that Mr. Henning qualifies as an audit committee financial expert (as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder).

The duties of the Audit Committee of our Board of Directors, which are specified in the Charter of the Audit Committee, include but are not limited to:

●	reviewing and discussing with management and the independent auditors the annual audited financial statements, and recommending to our Board of Directors whether the annual audited financial statements should be included in our Annual Report on Form 10-K;

●	discussing with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
●	discussing with management major risk assessment and risk management policies;
●	monitoring the independence of the independent auditors;
●	verifying the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by regulation;
●	reviewing and approving all related party transactions;
●	inquiring and discussing with management our compliance with applicable laws and regulations;
●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditors, including the fees and terms of the services to be performed;
●	appointing and replacing the independent auditors;
●	determining the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing and issuing an audit report or related work;
●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

During fiscal 2023, the Audit Committee held five meetings, acted by unanimous written consent in lieu of a meeting two times, and also held numerous informal discussions. The Board of Directors has adopted a written Charter for the Audit Committee, a copy of which is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.”

Compensation Committee

The Compensation Committee reviews recommendations for executive compensation, including incentive compensation and stock incentive plans and makes recommendations to the Board of Directors concerning levels of compensation of our executive officers and other key managerial personnel as well as the adoption of incentive and stock plans. Pursuant to the Compensation Committee’s Charter (a copy of which is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance”), the Compensation Committee’s authority generally includes, among other things, the authority to do each of the following:

●	to assist the Board of Directors in developing and evaluating potential candidates for executive positions and to oversee the development of executive succession plans;
●	to review and approve corporate goals and objectives with respect to compensation for the Company’s senior management team, evaluate the senior management team’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determine and approve the senior management team’s compensation levels based on this evaluation. In determining the long-term incentive component of the senior management team’s compensation, the Compensation Committee shall consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s senior management team in past years;
●	to make recommendations to the Board of Directors with respect to non-senior management team compensation, incentive-compensation plans and equity-based plans. The Compensation Committee shall also provide oversight of senior management’s decisions concerning the performance and compensation of other Company officers;

●	to review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board of Directors as needed. The Compensation Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans;
●	to produce the compensation committee report on executive compensation to be included in the Company’s Proxy Statement; and
●	to review on an annual basis director compensation and benefits.

The Compensation Committee has the authority to retain or obtain advice from, as well as determine the appropriate compensation of, such compensation consultants, outside counsel and other advisors as the Compensation Committee, in its sole discretion, may deem appropriate.

Our Compensation Committee is currently comprised of Messrs. House and Sokolow and Ms. Ottmann, with Mr. House serving as the Chairman, all of whom were determined by the Board of Directors to be independent of the Company based on NASDAQ’s definition of “independence”. The Compensation Committee does not formally meet on a regular basis, but only as circumstances require. During fiscal 2023, the Compensation Committee held two meetings, acted by unanimous written consent in lieu of a meeting three times, and also held numerous informal discussions.

Nominating/Corporate Governance Committee

The purpose of the Nominating/Corporate Governance Committee is to identify, evaluate and nominate candidates for election to the Board of Directors, as well as review Clarus’ corporate governance guidelines and other related documents for compliance with applicable laws and regulations such as the Sarbanes-Oxley Act of 2002 and the NASDAQ listing requirements. The Nominating/Corporate Governance Committee considers all qualified candidates identified by members of the Committee, by other members of the Board of Directors, and by senior management. The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders. Information with respect to a proposed nominee should be forwarded to Clarus Corporation, Attention: Secretary, at 2084 East 3900 South, Salt Lake City, UT 84124, and upon receipt, the Secretary will submit them to the Nominating/Corporate Governance Committee for its consideration. Such information shall include the name of the nominee, and such information with respect to the nominee as would be required under the rules and regulations of the SEC to be included in our Proxy Statement if such proposed nominee were to be included therein, as well as a consent executed by the proposed nominee to serve as director if elected as required by the rules and regulations of the SEC. In addition, the stockholder shall include a statement to the effect that the proposed nominee has no direct or indirect business conflict of interest with us, and otherwise meets our standards set forth below. See “Requirements for Submission of Stockholder Proposals, Nomination of Directors and Other Business of Stockholders” for additional information on certain procedures that a stockholder must follow to nominate persons for election as directors.

Our Nominating/Corporate Governance Committee is currently comprised of Messrs. Sokolow and House, with Mr. Sokolow serving as the Chairman, both of whom were determined by the Board of Directors to be independent of the Company based on NASDAQ’s definition of “independence. The Nominating/Corporate Governance Committee does not formally meet on a regular basis, but only as circumstances require. During fiscal 2023 the Nominating/Corporate Governance Committee acted by unanimous written consent in lieu of a meeting twice and held several informal meetings to discuss various topics relevant to its function, including evaluating the composition, structure and qualifications of the Board of Directors. A copy of the Nominating/Corporate Governance Committee’s Charter is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.”

Candidates for the Board of Directors should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; have a genuine interest in the Company; have no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to the Company and its stockholders; and have the ability and willingness to spend the time required to function effectively as a director of the Company. The Nominating/Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying candidates for director. Nevertheless, the Nominating/Corporate Governance Committee’s evaluation of director candidates takes into account their ability to contribute to the diversity of age, background, experience, viewpoints and other individual qualities and attributes represented on the Board of Directors.

The Nominating/Corporate Governance Committee may engage third-party search firms from time to time to assist it in identifying and evaluating nominees for director. The Nominating/Corporate Governance Committee evaluates nominees recommended by stockholders, by other individuals and by the search firms in the same manner, as follows: The Nominating/Corporate Governance Committee reviews biographical information furnished by or about the potential nominees to determine whether they have the experience and qualities discussed above; when a Board of Directors vacancy occurs or is anticipated, the Nominating/Corporate Governance Committee determines which of the qualified candidates to interview, based on the current needs of the Board of Directors and the Company, and members of the Nominating/Corporate Governance Committee meet with these individuals. If, after such meetings, the Nominating/Corporate Governance Committee determines to recommend any candidate to the Board of Directors for consideration, that individual is invited to meet with the entire Board of Directors. The Board of Directors then determines whether to select the individual as a director-nominee.

Special Committee

In response to the Company’s receipt of a non-binding indication of interest, dated September 15, 2023, from Mr. Warren B. Kanders, the Company’s Executive Chairman, to acquire the Company’s Precision Sport Segment, which was comprised of the Company’s wholly-owned subsidiaries Sierra Bullets, L.L.C. and Barnes Bullets – Mona, LLC (the “Precision Sport Segment”), the independent members of the Board formed a special committee comprised of independent directors (the “Special Committee”).  The Special Committee was comprised of Messrs. Sokolow, House and Walker with Mr. Sokolow serving as its chairman.

The Special Committee was formed for the purpose of, among other things, reviewing, considering, evaluating, negotiating, and ultimately determining whether to approve Mr. Kanders’ proposed offer to acquire the Precision Sport Segment and/or any alternative proposals received from any unaffiliated third parties.

On February 29, 2024, the Company and Everest/Sapphire Acquisition, LLC, its wholly-owned subsidiary, completed the sale to Bullseye Acquisitions, LLC, an affiliate of JDH Capital Company, of all of the equity associated with the Company’s Precision Sport Segment, pursuant to a Purchase and Sale Agreement dated as of December 29, 2023, by and among Bullseye Acquisitions, LLC, Everest/Sapphire Acquisition, LLC and the Company. Neither Bullseye Acquisitions, LLC nor JDH Capital Company, are affiliated with the Company or any of its officers or members of its Board of Directors.

During fiscal 2023, the Special Committee held seventeen meetings and also held numerous informal discussions.

Director Summary Compensation Table

The following table summarizes the compensation earned by our serving non-employee directors for the fiscal year ended December 31, 2023:

						Change in
						Pension
						Value and
	Fees					Non-qualified
	Earned or				Non-Equity	Deferred
	Paid in	Stock	Option		Incentive Plan	Compensation	All Other
	Cash	Awards	Awards		Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(1)		($)	($)	($)	($)
Michael A. Henning	50,000	—	37,200	(2)	—	—	—	87,200
Donald L. House	45,000	—	37,200	(3)	—	—	—	82,200
Susan Ottmann	35,000	—	37,200	(4)	—	—	—	72,200
Nicholas Sokolow	55,000	—	37,200	(5)	—	—	—	92,200
James E. Walker III(7)	35,000	—	37,200	(6)	—	—	—	72,200
(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see footnote 14, “Stock-Based Compensation Plan” in the financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2023.

(2)	Mr. Henning’s option awards consist of the grant of 15,000 options on June 1, 2023, valued at $37,200 and fully vesting on March 31, 2024.
(3)	Mr. House’s option awards consist of the grant of 15,000 options on June 1, 2023, valued at $37,200 and fully vesting on March 31, 2024.
(4)	Ms. Ottmann’s option awards consist of the grant of 15,000 options on June 1, 2023, valued at $37,200 and fully vesting on March 31, 2024.
(5)	Mr. Sokolow’s option awards consist of the grant of 15,000 options on June 1, 2023, valued at $37,200 and fully vesting on March 31, 2024.
(6)	Mr. Walker’s option awards option awards consist of the grant of 15,000 options on June 1, 2023, valued at $37,200 and fully vesting on March 31, 2024.
(7)	On January 8, 2024, Mr. Walker notified the Board of Directors of his resignation as a director of the Company, effective as of January 8, 2024.

Discussion of Director Compensation

We pay three primary components of compensation to our non-management directors: an annual cash retainer, committee chairman fees, and equity awards, generally comprising of stock equity awards such as stock options. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties on our Board of Directors and its committees as well as the skill level required by the Company of members of the Board of Directors and the need to continue to attract highly qualified candidates to serve on our Board of Directors. Director compensation arrangements are reviewed annually to maintain such standards.

In 2023, members of our Board of Directors were compensated as follows: (i) the non-employee directors each received an annual stock option grant at the Annual Meeting of Stockholders of 15,000 shares at an exercise price equal to the closing price of the Company’s common stock on the date of such grant, and vesting and becoming exercisable in four equal consecutive quarterly tranches; (ii) all non-employee directors serving on the Board of Directors received an annual payment of $35,000, payable in equal quarterly installments, in consideration for their services on the Board; (iii) Mr. Sokolow, the lead independent director of the Board of Directors, received an additional annual payment of $10,000, payable in equal, quarterly installments, in consideration of his service as the lead independent director of the Board of Directors, (iv) the chairmen of the respective Board committees, other than the Board of Directors’ Audit Committee, received an additional annual payment of $10,000, payable in equal quarterly installments, in consideration for their services as chairmen on the respective Board of Directors’ committees; and (v) the chairman of the Board of Directors’ Audit Committee received an additional annual payment of $15,000, payable in equal quarterly installments, in consideration for his service as the chairman of the Board of Directors’ Audit Committee.  Commencing with the 2024 Annual Meeting, (i) the annual stock option grant of 15,000 stock options awarded to each of the Company’s non-employee directors following each of the Company’s Annual Meeting of Stockholders will be increased to 20,000 stock options; and (ii) the annual payment of $35,000 paid to all non-employee directors serving on the Board of Directors will be increased to $40,000.

In addition, upon the closing of the sale of the Company’s Precision Sport Segment on February 29, 2024, the independent members of the Board and the members of the Special Committee received the following additional compensation in connection with their respective additional responsibilities as part of reviewing, considering, evaluating, negotiating, and ultimately determining whether to approve a possible sale of the Company’s Precision Sport Segment: (i) each of the then serving independent directors of the Board received a one-time payment in the amount of $15,000; (ii) each member of the Special Committee received a one-time payment in the amount of $25,000; (iii) Mr. Henning, as a special advisor to the Company and the Special Committee regarding internal audit matters, received a one-time payment in the amount of $25,000; and (iv) Mr. Sokolow, as chairman of the Special Committee, received a one-time payment in the amount of $15,000.

In 2023, our current employee director, Mr. Kanders, was compensated pursuant to his employment agreement (which is described below under the heading “Employment Agreements”).

Involvement in Certain Legal Proceedings

No director, executive officer or person nominated to become a director or executive officer has, within the last ten years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting his involvement in any type of business, securities or banking activities or practice; or (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has appointed an Audit Committee consisting of three directors. Each of the members of the Audit Committee is independent from Clarus and is financially literate as that qualification is interpreted by the Board of Directors. The Board of Directors has adopted a written charter with respect to the Audit Committee’s roles and responsibilities.

Management is responsible for Clarus’ internal control and the financial reporting process. The external auditor is responsible for performing an independent audit of Clarus’ consolidated financial statements and internal control over financial reporting in accordance with auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has had various discussions with management and the independent auditors. Management represented to the Audit Committee that Clarus’ consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis, and the Audit Committee has reviewed and discussed the quarterly and annual consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received the written disclosures and a letter from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from Clarus and its management. The Audit Committee also considers whether the independent registered public accounting firm’s provision of audit and non-audit services to Clarus is compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for its audit. The Audit Committee discussed with the independent auditors, with and without management present, the results of its audit, the evaluations of Clarus’ internal control over financial reporting, and the overall quality and integrity of financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements and the audit report on the audited financial statements and internal control over financial reporting be included in Clarus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Submitted by the Members of the Audit Committee of the Board of Directors:

Michael A. Henning (Chairman)

Donald L. House

Nicholas Sokolow

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

Board Diversity Matrix

The matrix below summarizes certain information regarding the diversity of our Board as of the date of this proxy statement. Each of the categories listed in the table below has the meaning set forth in NASDAQ Rule 5605(f).

Board Diversity Matrix for Clarus Corporation

As of April 19, 2024 Total Number of Directors:	6

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose
Directors	1	4	—	1

Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	1

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date hereof. Our executive officers are appointed by and serve at the discretion of the Board of Directors of Clarus.

Name	Age	Position
Warren B. Kanders	66	Executive Chairman
Michael J. Yates	58	Chief Financial Officer, Secretary and Treasurer

See “Biographical Information for Directors” for biographical information with respect to Warren B. Kanders.

Michael J. Yates, 58, has served as our Chief Financial Officer since January 2022 and as our Secretary and Treasurer since August 2023. Before joining the Company, Mr. Yates was with IDEX Corporation from October 2005 to January 2022, serving as the corporate controller from 2005 to 2010, the chief accounting officer from 2010 to 2022 and the interim chief financial officer from September 2016 to December 2016. Over his career at IDEX Corporation Mr. Yates had responsibility for several corporate and operating finance functions and was the principal accounting officer. Prior to IDEX Corporation, Mr. Yates spent 18 years in public accounting with KPMG LLP and PricewaterhouseCoopers LLP in various roles from 1987 to 2005. Mr. Yates graduated from Indiana University’s Kelly School of Business in 1987 with a Bachelor of Science degree in accounting.

There are no family relationships between our Named Executive Officers and any director of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Overview

The Compensation Committee assists the independent members of the Board of Directors in establishing a compensation package for Clarus’ Executive Chairman and assists the Board of Directors in establishing compensation packages for Clarus’ other Named Executive Officers, its key employees and non-employee directors as well as administering Clarus’ incentive plans. The Compensation Committee is generally responsible for setting and administering the policies which govern annual salaries of named executive officers, raises and bonuses and certain awards of stock options and common stock under the Company’s 2015 Stock Incentive Plan and otherwise, and such responsibility is generally limited to the actions taken by the Compensation Committee, although at times the full Board of Directors has determined annual executive officer and key employee salaries, raises and bonuses as well as grants of stock options and common stock without having first received recommendations from the Compensation Committee. From time to time, the Compensation Committee reviews our compensation packages to ensure that they remain competitive with the compensation packages offered by similarly situated companies and continue to incentivize management and align management’s interests with those of our stockholders. Although we do not target executive compensation to any peer group median, we strive to provide a compensation package that is competitive in the market and rewards each executive officer’s performance.

The Compensation Committee is comprised of three directors, each of whom has considerable experience in executive compensation issues. Each member of the Compensation Committee meets the independence requirements specified by NASDAQ and by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). No member of the Compensation Committee has ever been an officer or employee of the Company, nor is there a direct or indirect relationship between any of the members of the Committee and any of the Company’s executive officers. The

Compensation Committee operates under a written charter adopted by the Board of Directors that is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.”

Executive Compensation Philosophy and Objectives

The Compensation Committee continues to examine and refine our compensation philosophy, objectives and strategy throughout the fiscal year as part of our ongoing efforts to maintain “best practices” in this area and corporate governance in general. The general philosophy of our executive compensation program is to attract and retain talented management that are enthusiastic about our mission and culture while ensuring that our executive officers are compensated in a way that advances the interests of our stockholders. In pursuing these objectives, the Compensation Committee believes that it is critical that a substantial portion of each executive officer’s compensation be contingent upon our overall performance and the growth of the Company. The Compensation Committee is also guided by the principles that our compensation packages must be competitive, must support our overall strategy and objectives, must provide significant rewards for outstanding financial performance while establishing clear consequences for underperformance and must align management’s interests with the interests of stockholders by linking compensation with performance. Annual bonuses and long-term awards for our executive officers should take into account not only objective financial goals, but also individual performance goals that reinforce our core values, which include leadership, accountability, ethics and corporate governance. It is generally the Compensation Committee’s responsibility to determine the performance goals for the performance-based compensation payable to our Named Executive Officers, subject to ratification by the Board of Directors, and to certify compliance with such goals before such compensation is paid. Subject to this limitation, the Compensation Committee may also make recommendations to the Board of Directors with respect to compensation of our Named Executive Officers and, either alone or with the other independent members of our Board of Directors, determine and approve the compensation of our Named Executive Officers.

In determining the compensation packages for our Named Executive Officers, key employees and non-employee directors, the Compensation Committee and the Board of Directors have evaluated the history and performance of the Company, previous compensation practices and packages awarded to the Company’s executive officers, key employees and non-employee directors, and compensation policies and packages awarded to executive officers, key employees and non-employee directors at similarly situated companies.

Use of Outside Consultants

The Compensation Committee has the authority to retain and terminate any independent compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. In 2023, the Compensation Committee did not engage any such consultants to determine or recommend the amount or form of executive and director compensation discussed herein.

Compensation Program Components

Our executive compensation program emphasizes company performance, individual performance and an increase in stockholder value over time in determining executive pay levels. Our executive compensation program consists of three key elements: (i) annual base salaries; (ii) a performance-based annual bonus; and (iii) periodic grants of stock options and restricted stock. The Compensation Committee believes that this three-part approach best serves our and our stockholders’ interests by motivating executive officers to improve our financial position, holding executives accountable for the performance of the organizations for which they are responsible and by attracting key executives into our service. Under our compensation program, annual compensation for Named Executive Officers is composed of a significant portion of pay that is “at risk”, specifically, the annual bonus, stock options and restricted stock.

For the fiscal year ended December 31, 2023, the components of compensation for Named Executive Officers were: (i) cash compensation; (ii) equity-based compensation; and (iii) perquisites and other personal and additional benefits. Additional details on each element of our compensation program are outlined below.

Cash Compensation

Base Salary. In reviewing and approving the base salaries of our Named Executive Officers, the Compensation Committee considers the scope of work and responsibilities and other individual-specific factors; the recommendations of our Executive Chairman (except in the case of his own compensation); compensation for similar positions at similarly situated companies; and the executive officer’s experience. The Compensation Committee generally reviews executive officer and key employee salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year in connection with establishing the Company’s budget for the upcoming fiscal year. The employment agreements of our Named Executive Officers, other than Mr. Yates, are described below under the heading “Employment Agreements”. The Company does not have an employment agreement with Mr. Yates, who was appointed to serve as the Company’s Chief Financial Officer effective as of January 3, 2022, following the promotion of Mr. Kuehne as the Company’s Executive Vice President and Chief Operating Officer.

On November 13, 2020, Mr. Kanders’ annual base salary of $350,000 that was previously established pursuant to his employment agreement dated June 1, 2017 was increased to $425,000 effective as of January 1, 2021. On March 4, 2022, Mr. Kanders’ annual base salary was increased to $550,000 effective as of January 1, 2022. On March 14, 2023, Mr. Kanders’ annual base salary was increased to $600,000 effective as of January 1, 2023, pursuant to the terms of his new employment agreement (the “Kanders Employment Agreement”) dated as of March 14, 2023.  In establishing the 2023 salary of Mr. Kanders, the Compensation Committee and the Board of Directors considered his extensive investment, capital raising, acquisition and operating expertise, as well as the responsibilities and duties required by his role as executive chairman of a public company. The Compensation Committee and the Board of Directors also considered, among other things, Mr. Kanders’ increased responsibilities as a result of the Company’s acquisitions in 2021 of Rhino-Rack and MAXTRAX and his importance to the operations and continued future success of the Company. Mr. Kanders devotes only as much of his time as is necessary to the affairs of the Company and also serves in various capacities with other public and private entities, including not-for-profit entities.

In 2022 and 2023, the annual base salary for Mr. Yates was $400,000. In establishing Mr. Yates base salary, the Compensation Committee considered, among other things, the compensation for similar positions at similarly situated companies, as well as the responsibilities and duties required by his role as chief financial officer of a public company.

On January 1, 2021, the Company and Mr. Walbrecht entered into an employment agreement (the “Walbrecht Employment Agreement”), which provides for Mr. Walbrecht’s employment as the Company’s President for a term expiring on January 1, 2024, subject to certain termination rights, and an annual base salary of $500,000. On March 4, 2022, Mr. Walbrecht’s annual base salary was increased to $550,000 effective as of January 1, 2022. In establishing Mr. Walbrecht’s 2022 base salary, the Compensation Committee and the Board of Directors considered, among other things, the compensation for similar positions at similarly situated companies, as well as the responsibilities and duties required by his role as president of a public company. The Compensation Committee and the Board of Directors also considered, among other things, Mr. Walbrecht’s increased responsibilities as a result of the Company’s acquisitions in 2021 of Rhino-Rack and MAXTRAX.  On March 31, 2023, the Company and Mr. Walbrecht mutually agreed to terminate Mr. Walbrecht’s employment with the Company pursuant to the Walbrecht Employment Agreement and entered into a Separation Agreement and General Release dated as of March 31, 2023 (which is described below under the heading “Employment Agreements”).

On November 13, 2020, Mr. Kuehne’s annual base salary of $350,000 that was established pursuant to his employment agreement dated as of August 27, 2020 (the “Kuehne Employment Agreement”) was increased to $425,000 effective as of January 1, 2021. On March 4, 2022, Mr. Kuehne’s annual base salary was increased to $550,000 effective as of January 1, 2022. In establishing Mr. Kuehne’s 2022 base salary, the Compensation Committee and the Board of Directors considered, among other things, the compensation for similar positions at similarly situated companies, as well as the responsibilities and duties required by his role as executive vice president and chief operating officer of a public company. The Compensation Committee and the Board of Directors also considered, among other things, Mr. Kuehne’s increased responsibilities as a result of the Company’s acquisitions in 2021 of Rhino-Rack and MAXTRAX and his importance to the operations and continued future success of the Company.  On August 27, 2023, the Kuehne Employment Agreement expired in accordance with its terms and Mr. Kuehne remained an at-will employee of the Company, continuing to serve as the Company’s Executive Vice President, Chief Operating Officer, Secretary and Treasurer. On August 31,

2023, the Company and Mr. Kuehne mutually agreed to terminate Mr. Kuehne’s at-will employment and entered into a Separation Agreement and General Release dated as of August 31, 2023 (which is described below under the heading “Employment Agreements”).

Performance-Based Annual Bonus. With regard to the performance-based compensation of any Named Executive Officer, the Compensation Committee generally establishes the performance goals and then certifies the satisfaction of such performance goals prior to the payment of the performance-based bonus compensation. In reviewing and approving the annual performance-based bonus for our executive officers, the Compensation Committee may also consider an executive officer’s contribution to the overall performance of Clarus, as well as annual bonuses awarded to persons holding similar positions at similarly situated companies.

In 2021, the Compensation Committee and the Board of Directors determined to award each of Messrs. Walbrecht and Kuehne with discretionary cash bonuses for the performance of their respective services in 2021, in the amount of $375,000 and $315,000, respectively, representing a target of 75% of their respective 2021 base salaries.  The Compensation Committee and the Board of Directors determined not to award discretionary cash bonuses to any of the Company’s Named Executive Officers for the performance of their respective services in 2022.

The Compensation Committee and the Board of Directors determined to award Mr. Yates a discretionary cash bonus for the performance of his services in 2023, pursuant to which he was paid $300,000, representing a target of 75% of his 2023 base salary. In determining to award a discretionary cash bonus to Mr. Yates, the Compensation Committee took into account, among other things, his contributions to the Company’s performance and achievement of certain milestones during the year ended December 31, 2023, including, but not limited to: (i) Mr. Yates’ increased responsibilities as result of the 2023 departures of Messrs. Walbrecht and Kuehne; and (ii) Mr. Yates’ material contributions to the Company’s successful sale of its Precision Sports Segment on February 29, 2024, pursuant to a Purchase and Sale Agreement dated as of December 29, 2023, by and among Bullseye Acquisitions, LLC, Everest/Sapphire Acquisition, LLC and the Company.

Base salary, incentive compensation and the amount of discretionary bonus (total cash compensation) earned in 2023, 2022, and 2021 by the Named Executive Officers are reflected in the “Salary,” and “Bonus,” columns in the Summary Compensation Table set forth on page 25 of this Proxy Statement.

Equity-Based Compensation

2005 Stock Incentive Plan and 2015 Stock Incentive Plan

We believe that equity-based compensation is the most effective means of creating a long-term link between the compensation provided to executive officers and other key management personnel and the returns realized by the stockholders. In 2020, the Company maintained the 2005 Stock Incentive Plan and the 2015 Stock Incentive Plan (collectively, the “Incentive Plans”) to incentivize executive officers and other key employees. The Incentive Plans are designed to give the Board of Directors discretion and flexibility in designing incentive compensation packages to align the goals of management with those of our stockholders and to motivate executive officers and key employees to improve the operations of the Company, thereby maximizing stockholder value. Pursuant to the Incentive Plans, the Board of Directors may issue to employees, officers, directors, consultants, independent contractors and advisors of the Company and its subsidiaries incentive stock options, nonqualified stock options, and restricted stock.

Awards under the Incentive Plans help relate a significant portion of an employee’s long-term remuneration directly to stock price appreciation realized by all our stockholders and align an employee’s interests with that of our stockholders. The Compensation Committee believes equity-based incentive compensation aligns executive and stockholder interests because (i) the use of a multi-year lock-up or vesting schedule or milestone based vesting schedule for equity awards encourages executive retention and emphasizes long-term growth, and (ii) paying a significant portion of management’s compensation in our equity provides management with a powerful incentive to increase stockholder value over the long-term. The specific types and size of awards to be granted (other than options granted to non-employee directors) and the terms and conditions of such awards are determined by the Compensation Committee subject to the provisions of the Incentive Plans.

The timing of our equity award grants is not designed to have any relationship with our release of material, non-public information. Awards are generally granted at previously scheduled meetings of the Board of Directors and Compensation Committee and as required by the Incentive Plans, options and stock awards are granted with an exercise price and value equal to the fair market value of the Company’s common stock, which is the closing price on the date of such grant. The Compensation Committee may also approve any equity-based grants in connection with the hiring or promotion of an executive officer. The Compensation Committee will continue to evaluate its equity grant policies as well as the timing of such awards in relation to the Company’s disclosure of material nonpublic information.

The Company’s 2005 Stock Incentive Plan expired in accordance with its terms in June 2015 and any shares of common stock then remaining available for grant under the 2005 Stock Incentive Plan have been canceled. However, at December 31, 2023, 40,000 shares of common stock subject to outstanding awards granted under the 2005 Stock Incentive Plan prior to the expiration of the 2005 Stock Incentive Plan will remain available for issuance in accordance with their terms.

Under the terms of the Walbrecht Employment Agreement, on January 1, 2021, the Company issued and granted to Mr. Walbrecht an option to purchase 400,000 shares of the Company’s common stock pursuant to the Company’s 2015 Stock Incentive Plan, having an exercise price of $15.15 per share (because the date of grant was not a trading day, the exercise price is equal to the closing price of the Company’s common stock on the immediately succeeding trading day, January 4, 2021), of which only: (i) 133,334 shares vested on January 1, 2022, and (ii) 133,333 shares vested on January 1, 2023.

On May 28, 2021, the Company issued and granted to Mr. Kanders a restricted stock award of 500,000 restricted shares of the Company’s common stock pursuant to the 2015 Stock Incentive Plan, all of which will vest if, on or before May 28, 2024, the closing share price of the Company’s common stock shall have equaled or exceeded $35.00 per share for twenty consecutive trading days. In granting this stock award to Mr. Kanders, the Company’s Compensation Committee considered, among other things, the leadership Mr. Kanders provided in structuring and negotiating the terms of the purchase agreement governing the Company’s acquisition of Rhino-Rack.

On January 3, 2022, the Company issued and granted to Mr. Yates options to purchase 30,000 shares of the Company’s common stock pursuant to the Company’s 2015 Stock Incentive Plan, having an exercise price per share of $27.65, which vested or will vest and become exercisable in three equal consecutive annual tranches on each of December 31, 2022, December 31, 2023, and December 31, 2024, respectively.

On March 4, 2022, the Company issued and granted to each of Messrs. Kanders, Walbrecht, and Kuehne, restricted stock awards comprised of 500,000, 100,000 and 100,000 restricted shares of the Company’s common stock, respectively, pursuant to the 2015 Stock Incentive Plan, all of which will vest if, on or before March 4, 2032, the closing share price of the Company’s common stock shall have equaled or exceeded $50.00 per share for twenty consecutive trading days. In determining to grant the restricted stock awards to each of Messrs. Kanders, Walbrecht, and Kuehne, the Compensation Committee and the Board of Directors took into account, among other things, their respective contributions to the Company’s performance and achievement of certain milestones during the year ended December 31, 2021, including, but not limited to: (i) revenues achieved by the Company in 2021 as compared to 2020, (ii) helping the Company to successfully navigate through challenges of the COVID-19 pandemic, including corresponding supply chain and logistic challenges, (iii) the increased total shareholder return as of December 31, 2021 compared to as of  December 31, 2020, (iv) acquiring and integrating Rhino-Rack and MAXTRAX in 2021, and (v) completing a secondary public offering in the amount of $85 million.

Pursuant to the terms of the Kanders Employment Agreement, a stock award of 500,000 shares of restricted common stock was granted to Mr. Kanders on March 14, 2023 under the Company’s 2015 Stock Incentive Plan of which (A) 250,000 shares shall vest if on or before March 14, 2033, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $15.00 per share for twenty consecutive trading days; and (B) 250,000 shares shall vest if on or before March 14, 2033, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $18.00 per share for twenty consecutive trading days.

In light of the equity award grants previously granted by the Company to the Named Executive Officers, the Compensation Committee and the Board of Directors determined not grant any other performance-based equity awards to the Named Executive Officers in 2023.

Equity based compensation earned in 2023, 2022, and 2021 by the Named Executive Officers are reflected in the “Stock Awards,” and “Option Awards,” columns in the Summary Compensation Table set forth on page 25 of this Proxy Statement.

Perquisites and Other Personal and Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees.

The Company maintains qualified 401(k) plans that provide for discretionary Company contributions up to the applicable Internal Revenue Service limits.

The Company also provides Named Executive Officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.

The costs to the Company associated with providing these benefits for executive officers named in the Summary Compensation Table are reflected in the “All Other Compensation” column of the Summary Compensation Table set forth on page 25 of this Proxy Statement.

Accounting and Tax Considerations

Our Compensation Committee and Board of Directors designs compensation programs that are in the best long-term interests of the Company and our shareholders, with deductibility of compensation being one of a variety of considerations taken into account.

Anti-Hedging Policy

Our insider trading policy provides that Company Insiders and Covered Persons (each as defined in the insider trading policy) may not sell the Company’s securities short and/or buy or sell puts or calls or other derivative securities on the Company’s securities.  Additionally, the insider trading policy further provides that any such Company Insiders and Covered Persons may not enter into hedging or monetization transactions or similar arrangements or contracts which have short selling features to them (e.g. forward sales contracts) with respect to the Company’s securities without the approval of the Executive Chairman of the Board or the Chairman’s designee.  A copy of our insider trading policy is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.”

Clawback

Awards granted under the Incentive Plans are subject to the Clarus Corporation Compensation Recovery Policy (the “Compensation Recovery Policy”), which contains the required criteria and process for recovering certain erroneous incentive-based compensation awarded to or earned or received by certain officers of the Company, as required by the Exchange Act, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. securities laws.  In addition, the Compensation Committee also may specify in an award agreement that the participant’s rights, payments, and/or benefits with respect to an award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events. The Board may require a participant to forfeit, return, or reimburse us for all or a portion of the award and/or shares issued under the award, any amounts paid under the award, and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with Compensation Recovery Policy, award agreements or applicable laws.  A copy of our

Compensation Recovery Policy is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.”

Post-Employment and Other Events

Termination, death, disability and change-in-control events may trigger the payment of certain compensation to the Named Executive Officers that is not available to all salaried employees. Such compensation payable to our current Named Executive Officers is discussed under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

Role of Executive Officers in Compensation Decisions

The Compensation Committee assists the Board of Directors in determining the total compensation of our Named Executive Officers, and oversees the design and administration of compensation and benefit plans for all of the Company’s employees. Certain executive officers, including our Named Executive Officers, may attend a portion of most regularly scheduled Compensation Committee meetings, excluding executive sessions, to present topical issues for discussion and education as well as specific recommendations for review. The Compensation Committee also obtains input from our legal, finance and tax advisors, as appropriate.

Summary

The Compensation Committee believes that the total compensation package has been designed to motivate key management to improve the operations and financial performance of the Company, thereby increasing the market value of our common stock. The tables in this Executive Compensation section reflect the compensation structure established by the Compensation Committee.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Submitted by the Members of the Compensation Committee of the Board of Directors:

Donald House (Chairman)

Nicholas Sokolow

Susan Ottmann

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates the Report of the Compensation Committee by reference therein.

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation earned for the periods presented below by our Named Executive Officers.

						Non-Equity	Non-qualified
				Stock	Option	Deferred	Deferred	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation		Total
Position	Year	($)	($)	($)(1)	($)(2)	Earnings	Earnings	($)		($)
Warren B. Kanders	2023	601,923	—	4,045,819	—	—	—	76,368	(3)	4,724,110
Executive Chairman	2022	550,000	—	7,686,720	—	—	—	77,288		8,314,008
	2021	423,461	—	7,230,085	—	—	—	68,441		7,721,987

Michael J. Yates(4)	2023	400,000	300,000	—	—	—	—	41,040	(5)	741,040
Chief Financial Officer, Secretary and Treasurer	2022	400,000	—	—	312,255	—	—	27,267		739,522
	2021	—	—	—	—	—	—	—		—

John C. Walbrecht(6)	2023	179,808	—	—	—	—	—	4,268	(7)	184,076
President	2022	550,000	—	1,537,344	—	—	—	39,448		2,126,792
	2021	498,750	375,000	—	2,352,040	—	—	36,906		3,262,696

Aaron J. Kuehne(8)	2023	388,580	—	—	—	—	—	16,608	(9)	405,188
Executive Vice President, Chief Operating Officer, Secretary and Treasurer	2022	550,000	—	1,537,344	—	—	—	32,862		2,120,206
	2021	423,461	315,000	—	—	—	—	31,533		769,994
(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see the footnote titled “Stock-Based Compensation Plan” in the financial statements contained in the Annual Reports on Form 10-K for the years ended December 31, 2023, December 31, 2022 and December 31, 2021.
(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see the footnote titled “Stock-Based Compensation Plan” in the financial statements contained in the Annual Reports on Form 10-K for the years ended December 31, 2023, December 31, 2022 and December 31, 2021.
(3)	“All Other Compensation” amount for Mr. Kanders in 2023 consists of the following items: health, short-term and long-term disability, and AD&D, $67,798; and life insurance, $8,570.
(4)	Mr. Michael J. Yates was appointed to serve as the Company’s Chief Financial Officer effective as of January 3, 2022 and has also served as our Secretary and Treasurer since August 31, 2023.
(5)	“All Other Compensation” amount for Mr. Yates in 2023 consists of the following items: 401(k) matching contributions, $12,231; wellness time conversion, $7,692; health, short-term and long-term disability, $18,591; and life insurance and AD&D, $2,166.
(6)	On March 31, 2023, the Company and Mr. Walbrecht mutually agreed to terminate Mr. Walbrecht’s employment with the Company pursuant to the Employment Agreement dated as of January 1, 2021, between the Company and Mr. Walbrecht and entered into a Separation Agreement and General Release dated as of March 31, 2023.
(7)	“All Other Compensation” amount for Mr. Walbrecht in 2023 consists of the following items: health, short-term and long-term disability, $3,831; and life insurance and AD&D, $437.
(8)	On August 27, 2023, the employment agreement dated as of August 27, 2020, between the Company and Mr. Kuehne expired in accordance with its terms and Mr. Kuehne remained an at-will employee of the Company, continuing to serve as the Company’s Executive Vice President, Chief Operating Officer, Secretary and Treasurer. On August 31,

2023, the Company and Mr. Kuehne mutually agreed to terminate Mr. Kuehne’s at-will employment and entered into a Separation Agreement and General Release dated as of August 31, 2023.
(9)	“All Other Compensation” amount for Mr. Kuehne in 2023 consists of the following items: wellness time conversion, $6,346; health, short-term and long-term disability, $9,693; and life insurance and AD&D, $569.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards in fiscal year 2023 to our Named Executive Officers.

All Other
								All Other		Option		Grant
								Stock Awards:		Awards:	Exercise	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number of		Number of	or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive			Shares		Securities	Price of	Stock and
		Plan Awards			Plan Awards			of Stock		Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units		Options	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)		(#)	($)	($)
Warren B. Kanders	3/14/2023	—	—	—	—	—	—	500,000	(1)	—	—	$4,045,819
(1)	Restricted stock award granted pursuant to the Company’s 2015 Stock Incentive Plan.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at December 31, 2023:

	Option Awards						Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan Awards:
										Plan Awards:	Market or
				Equity Incentive					Market	Number of	Payout Value
				Plan Awards:					Value of	Unearned	of Unearned
	Number of		Number of	Number of			Number of		Shares or	Shares,	Shares,
	Securities		Securities	Securities			Shares or		Units of	Units or	Units or
	Underlying		Underlying	Underlying			Units of		Stock That	Other Rights	Other Rights
	Unexercised		Unexercised	Unexercised	Option	Option	Stock That		Have Not	That Have	That Have
	Options (#)		Options (#)	Unearned	Exercise	Expiration	Have Not		Vested	Not Vested	Not Vested
Name	Exercisable		Unexercisable	Options (#)	Price ($)	Date	Vested (#)		($)	(#)	($)
Warren B. Kanders	500,000	(1)	—	—	6.80	3/9/28	—		—	—	—
	—		—	—	—	—	116,666	(2)	804,995	—	—
	150,000	(3)	—	—	13.21	6/5/29	—		—	—	—
	255,997	(4)	—	—	14.39	12/2/30	—		—	—	—
	—		—	—	—	—	500,000	(5)	3,450,000	—	—
	—		—	—	—	—	500,000	(6)	3,450,000	—	—
	—		—	—	—	—	500,000	(7)	3,450,000	—	—

Michael J. Yates	20,000	(8)	10,000	—	27.65	1/3/32	—		—	—	—

Aaron J. Kuehne(14)	55,000	(9)	—	—	4.63	8/31/24	—		—	—	—
	125,000	(10)	—	—	4.38	8/31/24	—		—	—	—
	50,000	(11)	—	—	6.15	8/31/24	—		—	—	—
	500,000	(12)	—	—	6.80	8/31/24	—		—	—	—
	300,000	(13)	—	—	15.00	8/31/24	—		—	—	—
(1)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on March 9, 2018. Options to purchase 100,000 shares of common stock vested and became exercisable on each of December 31, 2018, December 31, 2019, December 31, 2020, December 31, 2021, and December 31, 2022, respectively.
(2)	Restricted stock award granted under the Company’s 2015 Stock Incentive Plan on January 7, 2019, of which (i) 116,667 shares of the Company’s common stock vested on each of January 28, 2022 and January 28, 2023, respectively, and (ii) 116,666 shares of the Company’s common stock shall vest on January 28, 2024.

(3)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on June 5, 2019. Options to purchase 50,000 shares of common vested and became exercisable on each of June 5, 2020, June 5, 2021 and June 5, 2022, respectively.
(4)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on December 2, 2020. Options to purchase (i) 85,331 shares of common stock vested and became exercisable on December 2, 2021; and (ii) 85,333 shares of common stock vested and became exercisable on each of December 2, 2022 and December 2, 2023, respectively.
(5)	Restricted stock award granted under the Company’s 2015 Stock Incentive Plan on May 28, 2021, of which 500,000 shares of the Company’s common stock will vest if on or before May 28, 2024, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the Company’s common stock shall have equaled or exceeded $35.00 per share for twenty consecutive trading days.
(6)	Restricted stock award granted under the Company’s 2015 Stock Incentive Plan on March 4, 2022, of which 500,000 shares of the Company’s common stock will vest if on or before March 4, 2032, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the Company’s common stock shall have equaled or exceeded $50.00 per share for twenty consecutive trading days.
(7)	Restricted stock award granted under the Company’s 2015 Stock Incentive Plan on March 14, 2023 of which (i) 250,000 shares shall vest if on or before March 14, 2033, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $15.00 per share for twenty consecutive trading days; and (ii) 250,000 shares shall vest if on or before March 14, 2033, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $18.00 per share for twenty consecutive trading days.
(8)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on January 3, 2022. Options to purchase (i) 10,000 shares of common stock vested and became exercisable on each of December 31, 2022 and December 31, 2023, respectively; and (ii) 10,000 shares of common stock will vest and become exercisable on December 31, 2024.
(9)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on December 16, 2015. Options to purchase 22,000, 16,500 and 16,500 shares of common stock vested and became exercisable on each of December 31, 2017, December 31, 2018 and December 31, 2019, respectively.
(10)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on July 1, 2016. Options to purchase 41,667, 41,667 and 41,666 shares of common stock vested and became exercisable on each of July 1, 2017, July 1, 2018 and July 1, 2019, respectively.
(11)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on August 21, 2017. Options to purchase 16,667, 16,667 and 16,666 shares of the common stock vested and became exercisable on each of December 31, 2017, December 31, 2018 and December 31, 2019, respectively.
(12)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on March 9, 2018. Options to purchase 100,000 shares of common stock vested and became exercisable on each of December 31, 2018, December 31, 2019, December 31, 2020, December 31, 2021 and December 31, 2022, respectively.
(13)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on August 27, 2020. Options to purchase 100,000 shares of common stock vested and became exercisable on each of August 27, 2021, August 27, 2022 and August 27, 2023, respectively.
(14)	On August 27, 2023, the employment agreement dated as of August 27, 2020, between the Company and Mr. Kuehne expired in accordance with its terms and Mr. Kuehne remained an at-will employee of the Company, continuing to serve as the Company’s Executive Vice President, Chief Operating Officer, Secretary and Treasurer. On August 31,

2023, the Company and Mr. Kuehne mutually agreed to terminate Mr. Kuehne’s at-will employment and entered into a Separation Agreement and General Release dated as of August 31, 2023 (the “Kuehne Separation Agreement”). Pursuant to the terms of the Kuehne Separation Agreement, the Company has agreed to extend the period of time in which Mr. Kuehne has to exercise the stock options set forth herein until August 31, 2024.

Option Exercises and Stock Vested During Fiscal 2023

The following table sets forth information concerning the exercise of stock option awards and vesting of stock awards in fiscal year 2023 to our Named Executive Officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)
Warren B. Kanders	—	$—	116,667	$1,163,170
John C. Walbrecht	500,000	$349,673	75,000	$728,250

Pension Benefits — Fiscal 2023

There were no pension benefits earned by our Named Executive Officers during the fiscal year ended December 31, 2023.

Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation Plans

The Company does not have any non-qualified defined contribution or other non-qualified deferred compensation plans covering its Named Executive Officers.

Potential Payments Upon Termination or Change-in-Control

The tables below reflect the amount of compensation payable to each of the current Named Executive Officers of the Company in the event of termination of such executive officer’s employment. The amount of compensation payable to each current Named Executive Officer upon voluntary termination; retirement; involuntary not-for-cause termination; involuntary for cause termination; termination following a change-in- control; retention following a change-in-control; and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2023. The amounts shown thus include amounts earned through such times and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive officer’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment.

In the event that Mr. Kanders’ employment is terminated by the Company without “cause”, by Mr. Kanders for “Good Reason” (as such terms are defined in the “Kanders Employment Agreement” described below under the heading “Employment Agreements), which includes the Company’s uncured breach of any material provision of the Kanders Employment Agreement, any material diminution in the authority or responsibilities delegated to Mr. Kanders, or any reduction in Mr. Kanders’ annual base salary), or if the Company, or its applicable successors and assigns, does not offer to renew the Employment Agreement upon expiration of the term on substantially similar terms, Mr. Kanders will be entitled to receive, among other things, in one lump sum within thirty days of such termination: (a) five times the sum of (i) his highest annual base salary, plus (ii) the annual bonus for such year, in each case since January 1, 2020; plus (b) the amount of any accrued annual bonus; however, if Mr. Kanders is terminated without cause or he terminates the Kanders Employment Agreement for Good Reason, any accrued annual bonus shall be payable only to the extent that the applicable performance targets for the year of termination are actually achieved; plus (c), five times the greatest annual amount of the full cost of maintaining his principal office. In addition, all grants of stock options and common stock granted under the Kanders Employment Agreement or otherwise shall vest and become immediately exercisable and saleable and any lock-up provisions applicable thereto, or to any options granted to the Mr. Kanders, shall terminate.

Also, in the event of any termination of Mr. Kanders’ employment as described above, the following shall occur, and be provided or made available to Mr. Kanders at the times specified: (i)(A) all of Mr. Kanders’ benefits accrued under any employee pension, retirement, savings and deferred compensation plans of the Company shall become vested in full upon the date of such a termination; (B) any and all unvested stock options, restricted stock and other equity or equity-based awards (including, but not limited to, the shares of restricted stock granted to Mr. Kanders pursuant to the Kanders Employment Agreement) shall immediately vest as of the date of such termination; and (C) amounts which are vested or which Mr. Kanders is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries, on or after his termination without regard to the performance by Mr. Kanders of further services or the resolution of a contingency shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have been awarded or accrued; (ii) Mr. Kanders (and any of his dependents) will be entitled to continue participation in all of the Company’s health benefit plans, for the period for which Mr. Kanders could elect COBRA continuation coverage under the Company’s health benefit plans as a result of his termination; and (iii) Mr. Kanders will have the right to have the Company’s (or applicable subsidiary’s) office lease that is used by Mr. Kanders assigned to him, and the Company will pay the lease payments for a period of five years from the date of such termination, and Mr. Kanders shall have the right to purchase any fixed assets in connection therewith (including but not limited to automobiles) that he enjoyed the use of during the term at such assets’ then-depreciated book value. The foregoing payments and benefits described in this paragraph with respect to Mr. Kanders are referred to herein as the “Additional Kanders Termination Benefits”.

Payments Made Upon Retirement

In the event of the retirement of a Named Executive Officer, no additional benefits are paid.

Payments Made Upon Permanent Disability or Death

In the event of Mr. Kanders’ death, his designees would be entitled to $134,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees. The Company also maintains term life insurance on Mr. Kanders in the amount of $2,000,000 for the benefit of his designees. Additionally, in the event of his termination due to permanent disability or death, the Kanders Employment Agreement provides that Mr. Kanders will be entitled to receive, among other things, in one lump sum within thirty days of such termination: (i) five times the sum of (A) his highest annual base salary, plus (B) the annual bonus for such year, in each case since January 1, 2020; plus (ii) the amount of any accrued annual bonus; plus (iii), five times the greatest annual amount of the full cost of maintaining his principal office. In addition, all grants of stock options and common stock granted under the Kanders Employment Agreement or otherwise shall vest and become immediately exercisable and saleable and any lock-up provisions applicable thereto, or to any options granted to Mr. Kanders, shall terminate. Mr. Kanders will also be entitled to receive the Additional Kanders Termination Benefits.

In the event of Mr. Yate’s death, his beneficiary would be entitled to receive $300,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees.

Payments Made Upon a Change-in-Control

Pursuant to the terms of the Kanders Employment Agreement, in the event that Mr. Kanders’ employment is terminated by Mr. Kanders or the Company or its successor or assigns within two years following the occurrence of a “change in control” of the Company (other than a termination by the Company for cause during such period), Mr. Kanders will be entitled to receive, among other things, in one lump sum within thirty days of such termination: (i) five times the sum of (A) his highest annual base salary, plus (B) the annual bonus for such year, in each case since January 1, 2020; plus (ii) the amount of any accrued annual bonus; plus (iii), five times the greatest annual amount of the full cost of maintaining his principal office provided, however, that in the event of a change in control, if the Company or the acquiror requests Mr. Kanders to provide consulting services described in the Kanders Employment Agreement, then the lump sum payment described above shall be payable upon the expiration of such consulting period, and during such consulting period, Mr. Kanders will be entitled to a consulting fee equal to what he would have otherwise been entitled to be paid under the Employment Agreement during such period. In addition, all grants of stock options and common stock granted under the Kanders Employment Agreement or otherwise shall vest and become immediately exercisable and saleable and any lock-up provisions applicable thereto, or to any options granted to the Mr. Kanders, shall terminate. Mr. Kanders will also be entitled to receive the Additional Kanders Termination Benefits.

Pursuant to the terms of the Kanders Employment Agreement, a change-in-control is deemed to occur in the event that:

●	the members of the Board of Directors as of March 14, 2023, cease to constitute a majority of the Board of Directors provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Board of Directors shall be considered as though such individual was a member of the Board of Directors as of such date;
●	the Company shall have been sold by either (A) a sale of all or substantially all its assets, or (B) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (C) a tender offer, whether solicited or unsolicited; or
●	any party, other than the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing 50% or more of the total voting power of all the then-outstanding voting securities of the Company.

Warren B. Kanders

The following table shows the potential payments upon termination, permanent disability or death of Warren B. Kanders, the Company’s Executive Chairman, as well as a change-in-control of the Company, which includes payments payable pursuant to the terms of the Kanders Employment Agreement, which is discussed under the heading “Employment Agreements” in this Proxy Statement.

	Voluntary	For Cause	Without Cause		Change-in-Control		Change-in-
	Termination on	Termination on	Termination on		and Termination		Control	Disability on		Death on
Executive Benefits and Payments	12/31/23	12/31/23	12/31/23		on 12/31/23		12/31/23	12/31/23		12/31/23
Upon Separation	($)	($)	($)		($)		($)	($)		($)
Compensation
Cash Severance – Salary and Bonus	—	—	3,002,500	(1)	3,002,500	(1)	—	3,002,500	(1)	3,002,500	(1)
Stock Options	—	—	75,000	(2)	75,000	(2)	—	75,000	(2)	75,000	(2)
Restricted Stock	—	—	10,350,000	(3)	10,350,000	(3)	—	10,350,000	(3)	10,350,000	(3)
Benefits & Perquisites
Life Insurance	—	—	—		—		—	—		2,134,000	(4)
Insurance/Health Benefits	—	—	109,783	(5)	109,783	(5)	—	109,783	(5)	109,783	(5)
Disability Income	—	—	—		—		—	—		—
Office Expense Reimbursement	—	—	—	(6)	—	(6)	—	—		—
Total	—	—	13,537,283		13,537,283		—	13,537,283		15,671,283
(1)	Mr. Kanders would be entitled to receive an amount equal to five times the sum of (i) his highest annual base salary; plus (ii) the annual bonus for such year, in each case since January 1, 2020; plus (iii) the amount of any accrued annual bonus.
(2)	The unvested portion of an aggregate of options to purchase 500,000 shares of common stock would vest and become nonforfeitable. Valued using the December 31, 2023, market price of $6.90 per share.
(3)	1,500,000 unvested shares of restricted common stock awarded to Mr. Kanders would vest and become nonforfeitable. Valued using the December 31, 2023, market price of $6.90 per share.

(4)	Upon Mr. Kanders’ death, his designees would be entitled to $134,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees. The Company also maintains term life insurance on Mr. Kanders in the amount of $2,000,000 for the benefit of his designees.
(5)	Mr. Kanders (and any of his dependents) would be entitled to continue participation in all of the Company’s health benefit plans, for the period for which Mr. Kanders could elect COBRA continuation coverage under the Company’s health benefit plans as a result of his termination.
(6)	Mr. Kanders would be entitled to receive an amount equal five times the greatest annual amount of the full cost of maintaining Mr. Kanders’ principal office.

Michael J. Yates

The following table shows the potential payments upon termination, permanent disability or death of Michael J. Yates, the Company’s Chief Financial Officer, as well as a change-in-control of the Company.

	Voluntary	For Cause	Without Cause	Change-in-Control	Change-in-
	Termination on	Termination on	Termination on	and Termination	Control	Disability on	Death on
Executive Benefits and Payments	12/31/23	12/31/23	12/31/23	on 12/31/23	12/31/23	12/31/23	12/31/23
Upon Separation	($)	($)	($)	($)	($)	($)	($)
Compensation
Cash Severance – Salary	—	—	—	—	—	—	—
Stock Options	—	—	—	—	—	—	—
Restricted Stock	—	—	—	—	—	—	—
Benefits & Perquisites
Insurance & Life Insurance	—	—	—	—	—	—	300,000	(1)
Disability Income	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	300,000
(1)	Upon Mr. Yates’ death, his beneficiary would be entitled to receive $300,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees.

Pay Ratio Disclosure

The 2023 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2023, other than our Executive Chairman, was $59,312. The 2023 annual total compensation of Mr. Kanders, our Executive Chairman, was $4,724,110, and the ratio of these amounts was 80 to 1.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. For these purposes, we identified the median compensated employee using total taxable wages paid to our employees in fiscal 2023, annualizing the salaries paid to new employees that did not work the full fiscal year. After identifying such median compensated employee, we calculated annual total compensation for such employee using the same methodology we used for our Executive Chairman and other Named Executive Officers. Using this methodology, the annual total compensation in 2023 for our median employee was $59,312.

We determined our total workforce, excluding our Executive Chairman, to consist of 825 employees.

PAY VERSUS PERFORMANCE

As required and set forth by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation paid to our named executive officers and the financial performance of the Company.

Pay Versus Performance Table

					Value of Initial
			Average		Fixed $100
			Summary	Average	Investment
	Summary		Compensation	Compensation	Based on:
	Compensation	Compensation	Table Total for	Actually Paid	Total	Peer Group
	Table Total for	Actually Paid	Non-PEO	to Non-PEO	Shareholder	Shareholder	Net	Adjusted
	PEO	to PEO	NEOs	NEOs	Return	Return	Income	EBITDA
Year	($)	($)(1)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)
2023	4,724,110	2,973,299	443,435	208,285	52.81	146.81	(15,788)	1,214
2022	8,314,008	(17,349,302)	1,662,173	(3,273,967)	59.15	112.11	(69,780)	62,959
2021	7,721,987	16,860,440	2,016,345	9,081,793	206.49	155.34	26,093	61,503
2020	5,167,252	6,158,606	1,755,471	2,503,523	114.31	130.70	5,545	22,389
(1)	Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as computed in accordance with Item 402(v) of Regulation S-K, which includes the individuals indicated in the table below for each respective fiscal year. Amounts do not reflect the actual amount of compensation earned by or paid to the PEO or other NEOs during the applicable year. Each of Mr. Walbrecht’s and Mr. Kuehne’s employment with the Company were terminated on March 31, 2023 and August 31, 2023, respectively.

Year	PEO	Non-PEO NEOs
2023	Warren B. Kanders	John C. Walbrecht, Aaron J. Kuehne, and Michael J. Yates
2022	Warren B. Kanders	John C. Walbrecht, Aaron J. Kuehne, and Michael J. Yates
2021	Warren B. Kanders	John C. Walbrecht and Aaron J. Kuehne
2020	Warren B. Kanders	John C. Walbrecht and Aaron J. Kuehne

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

		Starting					Adjusted
		Amount:	Deducted:	Added:	Added:	Added	Amount:
The change
					The change	(positive or
					(positive or	negative) as of
					negative) as of	the vesting date
					the end of the	(from the end
				The fair value	covered fiscal	of the prior
				as of the end of	year (from the	fiscal year) in
				the covered	end of the prior	fair value of
				fiscal year of all	fiscal year) in	any stock
				stock awards	fair value of any	awards granted
			The grant date	granted during	stock awards	in any prior
			fair value of all	the covered	granted in any	fiscal year for
			stock awards	fiscal year	prior fiscal	which all vesting
			granted in the	that were	year that are	conditions were
			applicable year,	outstanding and	outstanding and	satisfied at the
			as reported in	unvested as of	unvested as of	end of or
	Named	Summary	the Summary	the end of the	the end of the	during the	Compensation
	Executive	Compensation	Compensation	covered	covered	covered	Actually
Year	Officers	Table Total	Table	fiscal year	fiscal year	fiscal year	Paid
2023	PEO	4,724,110	4,045,819	2,509,095	(379,217)	165,131	2,973,299
	Non-PEO NEOs	443,435	—	—	(290,994)	55,845	208,285
2022	PEO	8,314,008	7,686,720	1,532,741	(15,549,564)	(3,959,767)	(17,349,302)
	Non-PEO NEOs	1,662,173	1,128,981	210,784	(2,634,635)	(1,383,308)	(3,273,967)
2021	PEO	7,721,987	7,230,085	9,656,730	4,306,153	2,405,655	16,860,440
	Non-PEO NEOs	2,016,345	1,176,020	3,040,100	3,438,208	1,763,161	9,081,793
2020	PEO	5,167,252	4,750,626	1,608,634	830,665	3,302,681	6,158,606
	Non-PEO NEOs	1,755,471	1,144,187	1,565,179	213,150	113,910	2,503,523
(2)	Cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(3)	Represents the peer group Total Shareholder Return of the companies included in the NASDAQ Global Select Market Composite and the Russell 2000 Index.
(4)	Represents the amount of net income reflected in the Company’s audited financial statements for the applicable year. On February 29, 2024, the Company completed the sale of the Company’s Precision Sport segment. The activities of the Precision Sport segment have been segregated and reported as discontinued operations for the year ended December 31, 2023, and as a result are excluded from net income for the 2023 fiscal year.
(5)	Adjusted EBITDA is a non-GAAP measure. We define “EBITDA” as earnings before interest, taxes, other income or expense, depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain noncash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, transaction costs, contingent consideration, inventory fair value of purchase accounting, impairment of goodwill and indefinite-lived intangible assets, stock-based compensation, and other one-time items. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, see our press release announcing the Company’s results for the fourth quarter and year ended December 31, 2023, attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on March 7, 2024. We selected Adjusted EBITDA as the Company-selected measure due to it being an important financial performance measure that helps link compensation actually paid to the Company’s NEOs to the Company’s performance for the most recently completed fiscal year. In particular, Adjusted EBITDA is utilized by the Compensation Committee and the Board of Directors as part of their evaluation and consideration to award annual performance-based compensation to our NEOs. On February 29, 2024, the Company completed the sale of the Company’s Precision Sport segment. The activities of the Precision Sport segment have been segregated and reported as discontinued operations for the year ended December 31, 2023, and as a result are excluded from Adjusted EBITDA for the 2023 fiscal year.

Relationship between Performance Measures and Compensation Actually Paid

The following graphs represent the relationship between “compensation actually paid,” as reflected in the Pay Versus Performance Table, to the Company’s PEO and other Named Executive Officers (expressed as an average) and the performance measures included in the Pay Versus Performance Table (Total Shareholder Return, Peer Group Total Shareholder Return, Net Income and Adjusted EBITDA).

Most Important Financial Performance Measures Table

The three items listed below represent the most important performance metrics we used to determine Compensation Actually Paid. We believe Adjusted EBITDA represents the most important financial performance measure used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2023.

●	Adjusted EBITDA
●	Total Shareholder Return (TSR)
●	Net Income

EMPLOYMENT AGREEMENTS

Warren B. Kanders

On March 14, 2023, Company and Mr. Kanders entered into a new Employment Agreement (the “Kanders Employment Agreement”), which provides for Mr. Kanders’ continued employment as Executive Chairman, for a term to commencing effective as of January 1, 2023 (the “Commencement Date”) and terminating on the fifth anniversary of the Commencement Date, subject to earlier termination as provided therein. Mr. Kanders is entitled to an annual base salary of $600,000, subject to annual review by the Compensation Committee as more particularly provided in the Kanders Employment Agreement.

In addition to any other bonuses that the Compensation Committee may award to Mr. Kanders in their sole discretion, Mr. Kanders is entitled to receive a minimum cash bonus of 100% of his annual base salary in each year of the term so long as the Company achieves the Company’s target for earnings before interest, taxes, depreciation and amortization (“EBITDA”), as computed by the Company on a consistent basis for such year as reflected in the annual budget approved by the Board (the “Annual Bonus”). In the sole discretion of the Compensation Committee and the Board, any Annual Bonus may be increased based on performance and such other factors as the Compensation Committee may deem appropriate.

Mr. Kanders will also be entitled, at the sole and absolute discretion of the Board or the Compensation Committee, to participate in other bonus plans of the Company, including but not limited to the 2015 Stock Incentive Plan. Furthermore, and without limiting the foregoing, on March 14, 2023, the Company issued to Mr. Kanders 500,000 restricted shares of the Company’s common stock (the “Restricted Stock”), which are subject to the following vesting and lapse of restrictions: (i) (A) 250,000 shares of Restricted Stock shall vest upon the achievement of a closing price of at least $15.00 per share of the Company’s common stock on the NASDAQ Global Select Market or other national or regional stock exchange on which such securities are then listed for a period of twenty (20) consecutive trading days; and (B) 250,000 shares of Restricted Stock shall vest upon the achievement of a closing price of at least $18.00 per share of the Company’s common stock on the NASDAQ Global Select Market or other national or regional stock exchange on which such securities are then listed for a period of twenty (20) consecutive trading days; (ii) any shares not vested based on the foregoing closing share price of the Company’s common stock upon the tenth anniversary of the grant date shall be forfeited and be null and void; and (iii) the vesting, and/or forfeiture, of the Restricted Stock, may be accelerated in accordance with the terms of the Kanders Employment Agreement.

The Kanders Employment Agreement contains confidentiality obligations as well as a non-competition covenant effective during the term of his employment and for a period of eighteen months after the expiration, or three years after the termination, of the Kanders Employment Agreement.

Upon the termination of the Kanders Employment Agreement by Mr. Kanders or the Company or its successor or assigns within two years following the occurrence of a “change in control” of the Company (other than a termination by the Company for cause during such period), due to Mr. Kanders’ death, by the Company due to Mr. Kanders’ permanent disability, by the Company without cause, by Mr. Kanders for Good Reason (which includes the Company’s uncured breach of any material provision of the Kanders Employment Agreement, any material diminution in the authority or  responsibilities delegated to Mr. Kanders, or any reduction in Mr. Kanders’ annual base salary), or if the Company, or its applicable successors and assigns, does not offer to renew the Employment Agreement upon expiration of the term on substantially similar terms (each a “Section 4(f) Termination”), Mr. Kanders, or his duly appointed representative shall be entitled to receive, in one lump sum within thirty days of such termination: (i) five times the sum of (A) his highest annual base salary, plus (B) the Annual Bonus for such year, in each case since January 1, 2020; plus (ii) the amount of any accrued Annual Bonus; however, if Mr. Kanders is terminated without cause or he terminates the Kanders Employment Agreement for Good Reason, any accrued Annual Bonus shall be payable only to the extent that the applicable performance targets for the year of termination are actually achieved; plus (iii) except in the case of Mr. Kanders’ death or permanent disability, five times the greatest annual amount of the full cost of maintaining his principal office; provided, however, that in the event of a change in control, if the Company or the acquiror requests Mr. Kanders to provide consulting services described in the Kanders Employment Agreement, then the lump sum payment described above shall be payable upon the expiration of such consulting period, and during such consulting period, Mr. Kanders will be entitled to a consulting fee equal to what he would have otherwise been entitled to be paid under the Kanders Employment Agreement during such period.

In the event of a Section 4(f) Termination, the following shall occur, and be provided or made available to Mr. Kanders at the times specified: (i) (A) all of Mr. Kanders’ benefits accrued under any employee pension, retirement, savings and deferred compensation plans of the Company shall become vested in full upon the date of such Section 4(f) Termination (other than with respect to unvested stock options, restricted stock and other equity or equity-based awards, the terms of which are separately addressed in the next succeeding clause); (B) any and all unvested stock options, restricted stock and other equity or equity-based awards (including, but not limited to, the Restricted Stock) shall immediately vest as of the date of such Section 4(f) Termination; and (C) amounts which are vested or which Mr. Kanders is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries, on or after his termination without regard to the performance by Mr. Kanders of further services or the resolution of a contingency shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have been awarded or accrued. Furthermore, the benefits set forth in clause (C), which are applicable to Mr. Kanders, shall also be payable to Mr. Kanders in the event he is terminated for cause, or if Mr. Kanders terminates the Kanders Employment Agreement without Good Reason; (ii) Mr. Kanders (and any of his dependents) will be entitled to continue participation in all of the Company’s health benefit plans, for the period for which Mr. Kanders could elect COBRA continuation coverage under the Company’s health benefit plans as a result of his termination; and (iii) Mr. Kanders will have the right to have the Company’s (or applicable subsidiary’s) office lease that is used by Mr. Kanders assigned to him, and the Company will pay the lease payments for a period of five years from the date of such termination, and Mr. Kanders shall have the right to purchase any fixed assets in connection therewith (including but not limited to automobiles) that he enjoyed the use of during the term at such assets’ then-depreciated book value. Notwithstanding anything to the contrary otherwise provided in the Employment Agreement, in the event of any Section 4(f) Termination, all grants of stock options and common stock granted under the Kanders Employment Agreement or otherwise shall vest and become immediately exercisable and saleable and any lock-up provisions applicable thereto, or to any options granted to the Mr. Kanders, shall terminate.

In the event that the Kanders Employment Agreement is terminated by the Company with cause, or by Mr. Kanders unless such termination constitutes a Section 4(f) Termination, all unvested grants of stock options and common stock under the Kanders Employment Agreement or otherwise shall terminate and be null and void.

Upon the termination of the Kanders Employment Agreement by the Company for cause, or by Mr. Kanders (except for Good Reason or upon his death or disability), Mr. Kanders shall be entitled to receive by wire transfer of immediately available funds, in one lump sum, within five business days of such termination, any then-accrued and unpaid portion of the annual base salary.

In the event that Mr. Kanders fails to comply with any of his obligations under the Kanders Employment Agreement, including, without limitation, the confidentiality and non-compete provisions, Mr. Kanders will be required to repay any payments or benefits received by him as a result of a Section 4(f) Termination as of the date of such failure to comply and he will have no further rights in or to such payments payable to him pursuant to the Kanders Employment Agreement. All payments and benefits provided under the Kanders Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

The Kanders Employment Agreement contains provisions designed to reduce (but not below 0) any payments otherwise required to be paid to Mr. Kanders if the same would result in the imposition of an excise tax under Section 4999 of the Code, to the minimum extent necessary so that such excise tax is not imposed. The Kanders Employment Agreement also contains provisions intended to comply with Section 409A of the Code.

John C. Walbrecht

Walbrecht Separation Agreement

On March 31, 2023, the Company and Mr. Walbrecht mutually agreed to terminate Mr. Walbrecht’s employment with the Company pursuant to the Employment Agreement dated as of January 1, 2021 (the “Walbrecht Employment Agreement”), between the Company and Mr. Walbrecht and entered into a Separation Agreement and General Release dated as of March 31, 2023 (the “Walbrecht Separation Agreement”).

The Walbrecht Separation Agreement provides for a general release of the Company by Mr. Walbrecht and contains confidentiality, non-solicitation and non-disparagement covenants as well as Mr. Walbrecht’s agreement to not compete with the Company or its subsidiaries for a period of one year from the date of the Walbrecht Separation Agreement.

Pursuant to the terms of the Walbrecht Separation Agreement, the Company has agreed to (i) accelerate the vesting of 37,500 restricted shares of the Company’s common stock that remains subject to vesting pursuant to the terms of a Stock Award Agreement dated January 7, 2019, between the Company and Mr. Walbrecht, of which 37,500 restricted shares are scheduled to vest on January 28, 2024; and (ii) extend the period of time in which Mr. Walbrecht has to exercise 500,000 vested stock options to purchase shares of the Company’s common stock at an exercise price of $6.80 per share and 266,667 vested stock options to purchase shares of the Company’s common stock at an exercise price of $15.15 per share, that were previously granted under the Company’s 2015 Stock Incentive Plan from no later than 90 days after March 31, 2023 to no later than 180 days after March 31, 2023.

Walbrecht Employment Agreement

On January 1, 2021, the Company and John Walbrecht entered into the Walbrecht Employment Agreement, which provides for Mr. Walbrecht’s employment as the Company’s President for a term expiring on January 1, 2024, subject to certain termination rights, and an annual base salary of $500,000, subject to annual review by the Company. The Walbrecht Employment Agreement became effective on January 1, 2021.

In addition, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, Mr. Walbrecht is entitled to receive annual performance bonuses, which may be based upon a variety of qualitative and quantitative factors, of up to 50% of Mr. Walbrecht’s annual base salary. Mr. Walbrecht will also be entitled, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, to participate in other bonus plans of the Company.

Under the terms of the Walbrecht Employment Agreement, on January 1, 2021, the Company issued and granted to Mr. Walbrecht an option to purchase 400,000 shares of the Company’s common stock pursuant to the Company’s 2015 Stock Incentive Plan, having an exercise price of $15.15 per share (because the date of grant was not a trading day, the exercise price is equal to the closing price of the Company’s common stock on the immediately succeeding trading day, January 4, 2021), of which only: (i) 133,334 shares vested on January 1, 2022, and (ii) 133,333 shares on January 1, 2023.

The Walbrecht Employment Agreement also contains confidentiality obligations as well as a non-competition covenant and non-interference (relating to the Company’s customers), non-solicitation (relating to the Company’s employees) and non-disparagement provisions effective during the term of his employment and for a period of two years after the termination of his employment with the Company.

In the event that Mr. Walbrecht’s employment is terminated as a result of his death or disability, Mr. Walbrecht or his estate will, subject to the provisions of the Walbrecht Employment Agreement, be generally entitled to receive his accrued base salary through the date of such termination and earned but unpaid annual incentive bonus prorated for the portion of the year in which such termination occurred and all granted but unvested stock options and all unvested restricted stock shall immediately vest. In the event that Mr. Walbrecht’s employment is terminated by the Company for “cause” (as defined in the Walbrecht Employment Agreement), Mr. Walbrecht will, subject to the provisions of the Walbrecht Employment Agreement, be entitled to receive his accrued base salary through the date of such termination. In addition, all stock options, whether vested or unvested, and granted but unvested restricted stock will be null and void, except that, in the event that Mr. Walbrecht is terminated as a result of his failure to perform any reasonable directive of the Company’s Board of Directors, he will be entitled to retain any vested stock options.

In the event that Mr. Walbrecht’s employment is terminated by the Company without “cause” (as defined in the Walbrecht Employment Agreement), Mr. Walbrecht will, subject to the provisions of the Walbrecht Employment Agreement, be entitled to receive an amount equal to one year of his base salary and reimbursement of any COBRA premium payments made by Mr. Walbrecht during such one-year period, in each case payable in accordance with the Company’s normal payroll practices, provided that Mr. Walbrecht executes a separation agreement and general release agreement that is satisfactory to the Company. In addition, all granted but unvested stock options and all unvested restricted stock will immediately vest.

In the event that Mr. Walbrecht’s employment is terminated by Mr. Walbrecht other than as a result of a “change in control” (as defined in the Walbrecht Employment Agreement), Mr. Walbrecht will, subject to the provisions of the Walbrecht Employment Agreement, generally be entitled to receive his accrued base salary and benefits through the date of such termination. In addition, all granted but unvested stock options and all unvested restricted stock will be null and void.

In the event that Mr. Walbrecht’s employment is terminated by either party within 30 days of a “change in control”, Mr. Walbrecht will, subject to the provisions of the Walbrecht Employment Agreement, generally be entitled to receive an amount equal to one year of his base salary payable in one lump sum within five business days after such termination and reimbursement of any COBRA premium payments made by Mr. Walbrecht during such one-year period; provided that Mr. Walbrecht executes a separation agreement and general release agreement that is satisfactory to the Company, and provided further that, in the event the Company or the acquiror requests Mr. Walbrecht to provide consulting services described in the Walbrecht Employment Agreement, then the lump sum payment of an amount equal to one year of his base salary shall be payable upon the expiration of such consulting period, and during such consulting period, Mr. Walbrecht will be entitled to a consulting fee equal to what he would have otherwise been entitled to be paid under the Walbrecht Employment Agreement during such period. In addition, all granted but unvested stock options and all unvested restricted stock shall immediately vest.

In the event that Mr. Walbrecht fails to comply with any of his obligations under the Walbrecht Employment Agreement, including, without limitation, the non-competition covenant and the non-interference, non-solicitation and non-disparagement provisions, Mr. Walbrecht will be required to repay the one year of base salary paid to him pursuant to the Company termination without cause or change in control provisions of the Walbrecht Employment Agreement as of the date of such failure to comply and he will have no further rights in or to such payments payable to him pursuant to the Walbrecht Employment Agreement. All payments and benefits provided under the Walbrecht Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

Aaron J. Kuehne

Kuehne Separation Agreement

On August 27, 2023, the employment agreement dated as of August 27, 2020, between the Company and Mr. Kuehne expired in accordance with its terms and Mr. Kuehne remained an at-will employee of the Company, continuing to serve as the Company’s Executive Vice President, Chief Operating Officer, Secretary and Treasurer. On August 31, 2023, the Company and Mr. Kuehne mutually agreed to terminate Mr. Kuehne’s at-will employment and entered into a Separation Agreement and General Release dated as of August 31, 2023 (the “Kuehne Separation Agreement”).

The Kuehne Separation Agreement provides for a general release of the Company by Mr. Kuehne and contains confidentiality, non-solicitation and non-disparagement covenants as well as Mr. Kuehne’s agreement to not compete with the Company or its subsidiaries for a period of one year from the date of the Kuehne Separation Agreement.

Pursuant to the terms of the Kuehne Separation Agreement, the Company has agreed to extend the period of time in which Mr. Kuehne has to exercise the following stock options until August 31, 2024: (i) 55,000 vested stock options to purchase shares of the Company’s common stock at an exercise price of $4.63 per share; (ii) 125,000 vested stock options to purchase shares of the Company’s common stock at an exercise price of $4.38 per share; (iii) 50,000 vested stock options to purchase shares of the Company’s common stock at an exercise price of $6.15 per share; (iv) 500,000 vested stock options to purchase shares of the Company’s common stock at an exercise price of $6.80 per share; and (v) 300,000 vested stock options to purchase shares of the Company’s common stock at an exercise price of $15.00 per share.

For a period commencing on August 31, 2023 and ending on August 31, 2024, Mr. Kuehne has agreed to provide consulting services to the Company relating to Mr. Kuehne’s special knowledge of the Company and its businesses, or such other matters as the parties may mutually agree upon.

Kuehne Employment Agreement

On August 27, 2020, the Company and Aaron Kuehne entered into the Kuehne Employment Agreement, which provides for Mr. Kuehne’s employment as Chief Administrative Officer, Chief Financial Officer, Secretary and Treasurer of the Company for a term expiring on August 27, 2023, subject to certain termination rights, and an annual base salary of $350,000, subject to annual review by the Company. In March 2021, Mr. Kuehne was appointed to also serve as the Company’s Executive Vice President and ceased serving as the Company’s Chief Administrative Officer. The Kuehne Employment Agreement became effective on August 27, 2020.

In addition, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, Mr. Kuehne is entitled to receive annual performance bonuses, which may be based upon a variety of qualitative and quantitative factors, of up to 50% of Mr. Kuehne’s annual base salary. Mr. Kuehne will also be entitled, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, to participate in other bonus plans of the Company.

Under the terms of the Kuehne Employment Agreement, on August 27, 2020, the Company issued and granted to Mr. Kuehne an option to purchase 300,000 shares of the Company’s common stock pursuant to the Company’s 2015 Stock Incentive Plan, having an exercise price of $15.00 per share, which will vest and become exercisable in equal installments of 100,000 shares of common stock on each of August 27, 2021, 2022 and 2023, respectively. Also under the terms of the Kuehne Employment Agreement, on August 27, 2020, the Company issued and granted to Mr. Kuehne a restricted stock award of 100,000 restricted shares pursuant to the Company’s 2015 Stock Incentive Plan, all of which will vest if, on or before August 27, 2023, the closing share price of the Company’s common stock shall have equaled or exceeded $15.00 per share for twenty consecutive trading days.

The Kuehne Employment Agreement also contains confidentiality obligations as well as a non-competition covenant and non-interference (relating to the Company’s customers), non-solicitation (relating to the Company’s employees) and non-disparagement provisions effective during the term of his employment and for a period of two years after the termination of his employment with the Company.

In the event that Mr. Kuehne’s employment is terminated as a result of his death or disability, Mr. Kuehne or his estate will, subject to the provisions of the Kuehne Employment Agreement, be generally entitled to receive his accrued base salary through the date of such termination and earned but unpaid annual incentive bonus prorated for the portion of the year in which such termination occurred and all granted but unvested stock options and all unvested restricted stock shall immediately vest.  In the event that Mr. Kuehne’s employment is terminated by the Company for “cause” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, be entitled to receive his accrued base salary through the date of such termination. In addition, all stock options, whether vested or unvested, and granted but unvested restricted stock will be null and void, except that, in the event that Mr. Kuehne is terminated as a result of his failure to perform any reasonable directive of the Company’s Board of Directors, he will be entitled to retain any vested stock options.

In the event that Mr. Kuehne’s employment is terminated by the Company without “cause” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, be entitled to receive an amount equal to one year of his base salary and reimbursement of any COBRA premium payments made by Mr. Kuehne during such one-year period, in each case payable in accordance with the Company’s normal payroll practices, provided that Mr. Kuehne executes a separation agreement and general release agreement that is satisfactory to the Company. In addition, all granted but unvested stock options and all unvested restricted stock will immediately vest.

In the event that Mr. Kuehne’s employment is terminated by Mr. Kuehne other than as a result of a “change in control” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive his accrued base salary and benefits through the date of such termination. In addition, all granted but unvested stock options and all unvested restricted stock will be null and void.

In the event that Mr. Kuehne’s employment is terminated by either party within 30 days of a “change in control”, Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive an amount equal to one year of his base salary payable in one lump sum within five business days after such termination and reimbursement of any COBRA premium payments made by Mr. Kuehne during such one-year period; provided that Mr. Kuehne executes a separation agreement and general release agreement that is satisfactory to the Company, and provided further that, in the event the Company or the acquiror requests Mr. Kuehne to provide consulting services described in the Kuehne Employment Agreement, then the lump sum payment of an amount equal to one year of his base salary shall be payable upon the expiration of such consulting period, and during such consulting period, Mr. Kuehne will be entitled to a consulting fee equal to what he would have otherwise been entitled to be paid under the Kuehne Employment Agreement during such period. In addition, all granted but unvested stock options and all unvested restricted stock shall immediately vest.

In the event that Mr. Kuehne fails to comply with any of his obligations under the Kuehne Employment Agreement, including, without limitation, the non-competition covenant and the non-interference, non-solicitation and non-disparagement provisions, Mr. Kuehne will be required to repay the one year of base salary paid to him pursuant to the Company termination without cause or change in control provisions of the Kuehne Employment Agreement as of the date of such failure to comply and he will have no further rights in or to such payments payable to him pursuant to the Kuehne Employment Agreement.  All payments and benefits provided under the Kuehne Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the 2023 fiscal year, none of the members of our Compensation Committee (i) served as an officer or employee of the Company or its subsidiaries; (ii) was formerly an officer of the Company or its subsidiaries; or (iii) entered into any transactions with the Company or its subsidiaries. During the 2023 fiscal year, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) served as director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) served as member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under the SEC’s rules, a related person is a director, officer, nominee for director, or five percent (5%) stockholder of the Company since the beginning of the last fiscal year and their respective affiliates or immediate family members. In addition, under the SEC’s rules, a related person transaction is a transaction or series of transactions in which the company is a participant and the amount involved exceeds $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent (5%) of our capital stock.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee is responsible for reviewing and approving all related person transactions. In addition, the Board of Directors has a general practice of requiring directors interested in a transaction not to participate in deliberations or to vote upon transactions in which they have an interest, and to be sure that transactions with directors, executive officers and major stockholders are on terms that align the interests of the parties to such agreements with the interests of the stockholders.

These practices are undertaken pursuant to written policies and procedures contained in: (i) the Charter of the Audit Committee of the Company’s Board of Directors, which vests the Audit Committee with the responsibility for the Company’s compliance with legal and regulatory requirements; (ii) the Company’s Amended and Restated Corporate Governance Guidelines, which vests in the Board and its committees the specific function of ensuring processes are in place for maintaining the integrity of compliance with law and ethics, and requiring that directors recuse themselves from any discussion or decision affecting their personal, business or professional interests; and (iii) the Company’s Code of Business Conduct and Ethics, which requires compliance with applicable laws and regulations, the avoidance of conflicts of interest, and prohibits the taking of corporate opportunities for personal benefit. In addition, as a Delaware corporation, we are subject to Section 144 of the DGCL, which provides, among other things, that related party transactions involving the Company and our directors or officers need to be approved by a majority of disinterested directors or a duly authorized committee of the Board comprised of disinterested directors after disclosure of the material facts relating to the interested transaction in question.

As part of the Company’s acquisition of Australia-based TRED Outdoors Pty Ltd. (“TRED”), on October 9, 2023, the Company paid a fee in the amount of $150,000 to Kanders & Company, Inc. (“Kanders & Company”) in consideration of the significant support received by the Company from the employees of Kanders & Company, including, without limitation: (i) identifying TRED as a suitable acquisition target for the Company; (ii) assisting the Company with its due diligence investigation relating to the TRED acquisition; (iii) structuring and negotiating the terms of the TRED acquisition; and (iv) assisting the Company’s management in making presentations to the Board of Directors in connection with its approval of the TRED acquisition. Mr. Warren B. Kanders, the Company’s Executive Chairman, is the sole stockholder of Kanders & Company.

Mr. Kanders was not involved in the decision by the independent members of our Board to engage Kanders & Company to provide any of the services described above. In determining to engage Kanders & Company to provide the services described above, the independent members of our Board considered Kanders & Company’s extensive investment, capital raising, acquisition and operating expertise as well as the extensive knowledge and familiarity the employees of Kanders & Company have with respect to the Company and the industry in which it operates. Mr. Kanders was involved in negotiating the fees described above solely on behalf of Kanders & Company and not on behalf of the Company.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP audited the financial statements and related internal control over financial reporting of the Company as of and for the year ended December 31, 2023. The Board of Directors, upon recommendation of the Audit Committee, desires to continue the services of Deloitte & Touche LLP as of and for the current year ending December 31, 2024. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment by Board of Directors of the firm of Deloitte & Touche LLP to audit the financial statements and related internal control over financial reporting of the Company as of and for the current year ending December 31, 2024. Representatives of that firm are expected to be available at the Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by stockholders is not required by our Amended and Restated Bylaws, our Charter of the Audit Committee or applicable law, and is not a binding proposal, the Audit Committee has determined that requesting ratification by stockholders of its selection of Deloitte & Touche LLP as our independent registered public accounting firm is a matter of good corporate practice. In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2024.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees for professional services rendered for Clarus by Deloitte & Touche LLP for the fiscal years ended December 31, 2023 and 2022 were as follows:

	Fiscal 2023	Fiscal 2022
Audit Fees	$1,712,632	$1,682,899
Audit Related Fees	$—	$—
Tax Fees	$489,117	$590,743
All Other Fees	$—	$—
Total	$2,201,749	$2,273,642

Audit Fees. Deloitte & Touche LLP was engaged as our independent registered public accounting firm to audit our annual consolidated financial statements, to audit our internal control over financial reporting, to perform reviews of our quarterly consolidated financial statements, for services provided in connection with registration statements, and for services provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees. None.

Tax Fees. The amounts Deloitte & Touche LLP billed us for professional services rendered for tax compliance, tax advice, or tax planning.

Auditor Independence. The Audit Committee has considered the non-audit services provided by Deloitte & Touche LLP determined that the provision of such services had no effect on Deloitte & Touche LLP’s independence from Clarus.

Audit Committee Pre-Approval Policy and Procedures.

The Audit Committee must review and pre-approve all audit and non-audit services provided by Deloitte & Touche LLP, our independent registered public accounting firm, and has adopted a Pre-Approval Policy. In conducting reviews of audit and non-audit services, the Audit Committee will determine whether the provision of such services would impair the auditor’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Any proposed services exceeding pre-approved fee ranges or limits must be specifically pre-approved by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee must be accompanied by a statement of the independent auditors as to whether, in the auditor’s view, the request or application is consistent with the SEC’s and the Public Company Accounting Oversight Board’s rules on auditor independence. Each pre-approval request or application must also be accompanied by documentation regarding the specific services to be provided.

Since the engagement of Deloitte & Touche LLP by the Company on June 11, 2018, the Audit Committee has not waived the pre-approval requirement for any services rendered by Deloitte & Touche LLP to Clarus. All of the services provided by Deloitte & Touche LLP to Clarus described above were pre-approved by the Audit Committee.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matter properly comes before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the Proxy Card.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than 10% of our capital stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange) various reports as to ownership of such capital stock. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2023 fiscal year were timely filed with the SEC.

FORM 10-K

We will provide, without charge, to each stockholder as of the Record Date, upon our receipt of a written request of the stockholder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, including the financial statements and schedules, as filed with the SEC. Stockholders should direct the written request to Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124, Attention: Secretary.

HOW TO PARTICIPATE IN THE VIRTUAL-ONLY MEETING

Q.How may I participate in the virtual-only Meeting?

A.To participate in the virtual-only Meeting, go to https://web.lumiconnect.com/222914121.

If you are a stockholder of record as of April 19, 2024, the record date for the Meeting, you should click on “I have a login,” enter the control number found on your Proxy Card you previously received, and enter the password clar2024 (the password is case sensitive).

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual-only Meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of the Company’s common stock you held as of the record date, your name and email address. You then must submit a request for registration to Equiniti Trust Company, LLC: (1) by email to proxy@equiniti.com; (2) by facsimile to 718-765-8730 or (3) by mail to Equiniti Trust Company, LLC, Attn: Proxy Department, 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660. Requests for registration must be labeled as “Legal Proxy” and be received by Equiniti Trust Company, LLC no later than 5:00 p.m. Eastern Time on May 22, 2024.

Q.May I revoke a previously submitted proxy or otherwise change my vote at the virtual-only Meeting?

A.	Yes. You may change or revoke your vote by writing to us, by submitting another properly signed Proxy Card with a more recent date, or by voting again by Internet voting options described below. If your shares are held in “street name” through a bank, broker or other nominee, any changes need to be made through them. Your last vote will be the vote that is counted. Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1); and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2).

Q.How do I vote at the virtual-only Meeting?

A.	If you are a stockholder of record as of April 19, 2024, the record date for the annual meeting, you may vote during the virtual-only Meeting by (a) visiting https://web.lumiconnect.com/222914121 and following the on screen instructions (have your Proxy Card available when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope.

If your shares are held in “street name” through a bank, broker or other nominee, in order to vote during the Meeting you must first obtain a “legal proxy” from your bank, broker or other nominee and register with Equiniti Trust Company, LLC as described above in order for you to participate in the virtual-only Meeting. You then may vote by following the instructions provided to you by Equiniti Trust Company, LLC.

Whether or not you expect to participate in the virtual-only Meeting, the Board of Directors urges stockholders to submit a proxy to vote your shares in advance of the meeting by (a) visiting https://web.lumiconnect.com/222914121 and following the on screen instructions (have your proxy card when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from revoking a previously submitted proxy or changing your vote as described above, but it will help to secure a quorum and avoid added solicitation costs.

Following the virtual-only Meeting, stockholders participating in the virtual-only Meeting will have the opportunity to submit questions to the Company’s management.

Q.Who can help answer any other questions I might have?

A.	If you have any questions concerning the virtual-only Meeting (including accessing the Meeting by virtual means) or would like additional copies of the Proxy Statement or need help voting your shares of Clarus common stock, please contact our transfer agent:

Equiniti Trust Company, LLC
55 Challenger Road, Floor 2
Ridgefield Park, NJ 07660
Phone number: 1-800-937-5449

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS, NOMINATION OF
DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2025 Annual Meeting, the proposal must be received by us at our principal executive offices by December 30, 2024 (or, if the 2025 Annual Meeting is called for a date not within 30 calendar days before or after May 30, 2025, within a reasonable time before we begin to print and mail our proxy materials for the meeting). The proposal should be sent to the attention of: Secretary, Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124 and must include the information and representations that are set out in Exchange Act Rule 14a-8.

Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of our stockholders outside of the requirements set forth in Exchange Act Rule 14a-8. These procedures provide that nominations for director nominees and/or an item of business to be introduced at a meeting of our stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. Any written submission by a stockholder including a director nomination and/or item of business to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Bylaws, Delaware law, the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate qualifies as independent.

We must receive notice of the intention to introduce a director nomination or to present an item of business at our 2025 Annual Meeting of Stockholders (a) not less than sixty (60) days nor more than ninety (90) days prior to May 30, 2025, if our 2025 Annual Meeting of Stockholders is held within thirty (30) days before or after May 30, 2025; or (b) not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first, in the event our 2025 Annual Meeting of Stockholders is not held within thirty (30) days before or after May 30, 2025. In the event we call a special meeting of our stockholders, we must receive your intention to introduce a director nomination or to present an item of business at the special meeting of stockholders not later than the close of business on the tenth (10th) day following the day on which the notice of such special meeting of stockholders was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

In addition, nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposals may be disregarded.

FOR THE BOARD OF DIRECTORS

Michael J. Yates
Secretary

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect the six nominees named in the accompanying Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified; O Warren B. Kanders O Donald L. House O Nicholas Sokolow O Michael A. Henning O Susan Ottmann O Roger Werner 2. To ratify the appointment of Deloitte & Touche LLP as Clarus Corporation’s independent registered public accounting firm for the year ending December 31, 2024; and 3. To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20630000000000000000 6 053024 ANNUAL MEETING OF STOCKHOLDERS OF CLARUS CORPORATION May 30, 2024 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.claruscorp.com Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20630000000000000000 6 053024 COMPANY NUMBER ACCOUNT NUMBER ANNUAL MEETING OF STOCKHOLDERS OF CLARUS CORPORATION May 30, 2024 O Warren B. Kanders O Donald L. House O Nicholas Sokolow O Michael A. Henning O Susan Ottmann O Roger Werner FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.claruscorp.com INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM ET the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiconnect.com/222914121, enter the password clarus2024 (the password is case sensitive), and enter the control number found on this Proxy Card. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. 1. To elect the six nominees named in the accompanying Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified; 2. To ratify the appointment of Deloitte & Touche LLP as Clarus Corporation’s independent registered public accounting firm for the year ending December 31, 2024; and 3. To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting. FOR AGAINST ABSTAIN

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 CLARUS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Warren B. Kanders and Nicholas Sokolow as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Clarus Corporation held of record by the undersigned on April 19, 2024, at the Annual Meeting of Stockholders to be held in a virtual-only meeting format via live webcast at https://web.lumiconnect.com/222914121, on May 30, 2024, at 10:00 a.m., Eastern Time, or any adjournment or postponement thereof and hereby revokes all earlier proxies of the undersigned. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained on page 44 of Clarus Corporation’s Proxy Statement available at www.claruscorp.com. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES LISTED AND "FOR" PROPOSAL 2. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED AND "FOR" PROPOSAL 2. (Continued and to be signed on the reverse side) 1.1